Exhibit 4.23

Execution Version

AMENDMENT NO. 6 TO THE CREDIT AGREEMENT

THIS AMENDMENT NO. 6 TO THE CREDIT AGREEMENT is made as of June 26, 2024, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), CRYSTAL FINANCIAL LLC (DBA SLR Credit Solutions), as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”) and BIRKS GROUP INC. and together with each other Person organized under the laws of Canada or a province thereof that joins under the Credit Agreement as a “Borrower” in accordance with the terms of the Credit Agreement after the date hereof (each, a “Borrower” and all references herein to “Borrower” shall include each such additional Borrower who so joins).

WHEREAS the Borrower and the Agent are parties to a Credit Agreement dated as of June 29, 2018, Amendment No. 1 to the Credit Agreement dated as of April 18, 2019, Amendment No. 2 to the Credit Agreement dated as of July 2, 2020, Amendment No. 3 to the Credit Agreement dated as of August 31, 2021, Amendment No. 4 to the Credit Agreement dated as of December 15, 2021 and Amendment No. 5 to the Credit Agreement dated as of December 24, 2021 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

AND WHEREAS the Borrower has requested certain amendments to the Credit Agreement;

AND WHEREAS in connection with the foregoing, the parties hereto agreed to make the following amendments to the Credit Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties hereto as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1  Definitions. All capitalized terms used in this Agreement that are defined in the Credit Agreement have the meanings ascribed to them in the Credit Agreement, except to the extent that such terms are defined or modified in this Agreement, or the context otherwise requires. In addition, the following terms have the following meanings:

“Credit Agreement” has the meaning specified therefor in the recitals hereto.

“this Agreement” means this Amendment No. 6 to the Credit Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.

ARTICLE 2

AMENDMENTS TO CREDIT AGREEMENT

2.1  Effective as of the Sixth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to (i) delete the red stricken text (indicated textually in the same manner as the following example: ~~stricken red text~~) in the conformed copy of the Credit Agreement attached as Exhibit A hereto, (ii) add the blue double-underlined text (indicated textually in the same manner as the following example: double-underlined blue text) in the conformed copy of the Credit Agreement attached as Exhibit A hereto, and (iii) move the green stricken text (indicated textually in the same manner as the following example: ~~stricken green text~~) in the conformed copy of the Credit Agreement attached as Exhibit A hereto to where shown in the green double-underlined text (indicated textually in the same manner as the following example: double underlined green text) in the conformed copy of the Credit Agreement attached as Exhibit A hereto.

ARTICLE 3

MISCELLANEOUS PROVISIONS

3.1  Conditions to Effectiveness. This Agreement shall become effective as of the date upon which all of the following conditions have been satisfied (the “Sixth Amendment Effective Date”):

(a)	Agent shall have received this Agreement or counterparts hereof duly executed and delivered by the Borrower, the Agent and Lenders, all in accordance with Section 14.1 of the Credit Agreement;

(b)

Agent shall have received a copy of the First Amendment to Amended and Restated Revolving Credit Agreement duly executed and delivered by the Borrower, the Revolving Agent and the Revolving Lender party thereto;

(c)	no Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date, nor shall result from giving effect to the terms of this Agreement;

(d)

the representations and warranties of the Loan Parties or their respective Subsidiaries contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(e)	all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Borrower of this Agreement shall have been duly and effectively taken;

(f)	Borrower shall have paid all reasonable and documented Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement and the other Loan Documents; and

(g)

all other documents reasonably requested by the Agent in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

3.2  Representations and Warranties. The Borrower represents and warrants to the Lender Group and the Agent that, as of the date hereof, this Agreement has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.3  Continuance of the Loan Documents and the Credit Agreement. The Credit Agreement and the other Loan Documents, as changed, altered, amended or modified by this Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for in this Agreement.

3.4  Confirmation of Existing Security. Borrower acknowledges and confirms that notwithstanding the execution of this Agreement, each of the existing security documents that Borrower has executed in favour of Agent for each member of the Lender Group (i) remains in full force and effect and has not been terminated, discharged or released, (ii) constitutes legal valid and binding obligation of Borrower enforceable against Borrower under the laws of the Province of Ontario (or other governing law specified therein) and the laws of Canada applicable therein in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors rights, and (iii) continues to stand as valid and enforceable security subject to the qualifications set forth above for the Obligations.

3.5  Reservation of Rights. Agent and Lender Group hereby expressly reserve all of their available rights, remedies and claims in their entirety, any of which may be exercised or otherwise pursued at any time, and from time to time, in the sole and absolute discretion of Agent or Lender Group in accordance with the Credit Agreement, the other Loan Documents, or at law or in equity.

3.6  Reference to and Effect on the Credit Agreement. On and after the Sixth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, “hereto”, “hereby” and similar expressions, and each reference to “the Credit Agreement” and “the Agreement” in any Schedule to the Credit Agreement and, unless the context otherwise requires, any Loan Documents shall mean and refer to the Credit Agreement, as amended by this Agreement.

3.7  Cost and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent or any Lender in connection with the preparation, negotiation, execution, delivery, and administration of this Agreement and related documents including, without limitation, the reasonable fees and out-of-pocket expenses of Proskauer Rose LLP, counsel for the Agent or any Lender with respect thereto and with respect to advising the Agent or any Lender as to its rights and responsibilities hereunder.

3.8  Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

3.9  Interpretation. To the fullest extent permitted by applicable law, neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Agent, the Lender Group or the Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

3.10  Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

3.11  Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile, e-mail or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile, e-mail or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

3.12  Governing Law.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE PROVINCE OF ONTARIO; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER

APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 3.12.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE PROVINCE OF ONTARIO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, ANY SWING LENDER, ANY OTHER LENDER, ANY ISSUING LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

3.13  Release.

EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT HAS NO DEFENSE, RECOUPMENT, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT,

CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF, ITS LIABILITY TO REPAY THE OBLIGATIONS ARISING UNDER THE CREDIT AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT, THE LENDERS AND THEIR RESPECTIVE AFFILIATES AND APPROVED FUNDS, IN EACH CASE IN WHATEVER CAPACITY (EACH, A “LENDER PARTY”) (OR ANY LENDER PARTY) ARISING UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH LENDER PARTY AND EACH OF THEIR RESPECTIVE RELATED PARTIES, IN EACH CASE IN WHATEVER CAPACITY (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS ORIGINATED, TAKEN OR EXECUTED, WHICH SUCH LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST ANY RELEASED PARTY, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM OR ARISING IN CONNECTION WITH OR RELATING TO ANY LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT, THIS AGREEMENT OR OTHER LOAN DOCUMENTS, AND/OR NEGOTIATION OF, OR EXECUTION OF, THIS AGREEMENT. EACH LOAN PARTY HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO A RELEASED PARTY’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS AND OCCURRING PRIOR TO EFFECTIVENESS OF THIS AGREEMENT RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH LOAN PARTY AGREES TO INDEMNIFY AND HOLD EACH LENDER PARTY AND EACH OTHER RELEASED PARTY HARMLESS FROM ANY AND ALL MATTERS RELEASED PURSUANT TO THIS SECTION. EACH LOAN PARTY REPRESENTS AND WARRANTS TO LENDER PARTIES THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR OTHERWISE CONVEY ANY RIGHT, TITLE OR INTEREST OF SUCH LOAN PARTY IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF SUCH LOAN PARTY’S CLAIMS WITH RESPECT TO ALL SUCH MATTERS. THE PROVISIONS OF THIS RELEASE AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL CONSIDERATION FOR AND INDUCEMENT TO LENDER PARTIES ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF ANY LENDER PARTY TO

ANY LOAN PARTY OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING; OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF ANY LENDER PARTY TO ANY LOAN PARTY OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST ANY LENDER PARTY BY ANY LOAN PARTY OR ANY OTHER PERSON FOR ANY PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BIRKS GROUP INC.

By:	/s/ Miranda Melfi
Name: Miranda Melfi
Title: Vice-President, Human Resources, Chief Legal Officer and Corporate Secretary

By:	/s/ Katia Fontana
Name: Katia Fontana
Title: Vice-President and Chief Financial Officer

[Signature Page to Amendment No. 6 to the Credit Agreement]

CRYSTAL FINANCIAL LLC (DBA SLR Credit Solutions), as Agent

By:	/s/ Rebecca Tarby
Name: Rebecca Tarby
Title: Senior Managing Director

CRYSTAL FINANCIAL SPV LLC, as a Lender

By:	/s/ Rebecca Tarby
Name:
Title: Senior Management Director

[Signature Page to Amendment No. 6 to the Credit Agreement]

AGREED TO AND ACKNOWLEDGED by the undersigned as of the date first indicated above.

CASH, GOLD & SILVER INC., as guarantor

By:	/s/ Miranda Melfi
Name: Miranda Melfi
Title: Vice-President, Human Resources, Chief Legal Officer and Corporate Secretary

By:	/s/ Katia Fontana
Name: Katia Fontana
Title: Vice-President and Chief Financial Officer

BIRKS INVESTMENTS INC., as guarantor

By:	/s/ Miranda Melfi
Name: Miranda Melfi
Title: Vice-President, Human Resources, Chief Legal Officer and Corporate Secretary

By:	/s/ Katia Fontana
Name: Katia Fontana
Title: Vice-President and Chief Financial Officer

[Signature Page to Amendment No. 6 to the Credit Agreement]

Exhibit A

Conformed Credit Agreement

[Attached]

Exhibit A to ~~Fifth~~Sixth Amendment

Execution Version

CREDIT AGREEMENT

by and among

CRYSTAL FINANCIAL LLC(d/b/a SLR Credit Solutions),

as Agent,

THE LENDERS THAT ARE PARTIES HERETO

as the Lenders,

and

BIRKS GROUP INC.,

as Borrower

Dated as of June 29, 2018

		Page

1. DEFINITIONS AND CONSTRUCTION		1

1.1.	Definitions	1
Accounting Terms		1
1.3.	PPSA	2
1.4.	Construction	2
1.5.	Time References	3
1.6.	Schedules and Exhibits	3
1.7.	Exchange Rates; Currency Equivalents	3
1.8.	Quebec Interpretation	4
1.9.	Rates	4

2. TERM LOAN AND TERMS OF PAYMENT		5

2.1.	Term Loan Facility	5
2.2.	Borrowing Base	45
2.3.	Payments; Apportionment and Application; Use of Proceeds; Repayments; Prepayments	~~7~~8
2.4.	Interest Rates; Payment of Interest	~~11~~12
2.5.	Fees and Expenses	13
2.6.	Reimbursement Obligations	~~13~~14
2.7.	Capital Adequacy; Increased Costs	~~13~~14
2.8.	Currencies	~~15~~16
2.9.	Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest	~~15~~16
2.10.	Tax Treatment	18
2.11.	~~CDOR Rate~~Benchmark Replacement Setting	~~17~~18
2.12.	Inability to Determine Rates	19
2.13.	Illegality	22

3. CONDITIONS; TERM OF AGREEMENT		~~20~~22

3.1.	Conditions Precedent to Effectiveness of Agreement	~~20~~22
3.2.	[Reserved]	~~23~~25
3.3.	Maturity	~~23~~25
3.4.	Effect of Maturity	~~23~~25
3.5.	Post-Closing Covenants	~~23~~26

4. REPRESENTATIONS AND WARRANTIES		~~24~~26

4.1.	Due Organization and Qualification; Subsidiaries	~~24~~26
4.2.	Due Authorization; No Conflict	~~25~~27
4.3.	Governmental Consents	~~25~~27
4.4.	Binding Obligations; Perfected Liens	~~25~~27
4.5.	Title to Assets; No Encumbrances	~~26~~28
4.6.	Litigation	~~26~~28
4.7.	Compliance with Laws	~~26~~28
4.8.	Financial Statements; No Material Adverse Effect	~~26~~29

-i-

(cont’d)

Page

4.9.	Solvency	~~27~~29
4.10.	Canadian Pension Plan	~~27~~29
4.11.	Environmental Condition	~~27~~29
4.12.	Complete Disclosure	~~27~~29
4.13.	Patriot Act; Canadian AML and Anti-Terrorism Laws	~~28~~30
4.14.	Indebtedness	~~28~~30
4.15.	Payment of Taxes	~~28~~30
4.16.	Margin Stock	~~29~~31
4.17.	Governmental Regulation	~~29~~31
4.18.	OFAC	~~29~~31
4.19.	Employee and Labor Matters	~~29~~31
4.20.	Intellectual Property	~~30~~32
4.21.	Eligible Accounts	~~30~~32
4.22.	Eligible Inventory	~~30~~32
4.23.	Location of Inventory and Equipment	~~30~~32
4.24.	Inventory Records	~~30~~33
4.25.	Credit Card Arrangements	~~30~~33
4.26.	No Defaults; Material Contracts	~~30~~33
4.27.	Operations of Certain Subsidiaries	~~31~~33
4.28.	Trade Relations	~~31~~33

5. AFFIRMATIVE COVENANTS		~~31~~33

5.1.	Financial Statements, Reports, Certificates	~~31~~33
5.2.	Reporting	~~31~~34
5.3.	Existence	~~32~~34
5.4.	Maintenance of Properties	~~32~~34
5.5.	Taxes	~~32~~34
5.6.	Insurance	~~32~~34
5.7.	[Reserved]	~~33~~35
5.8.	[Reserved]	~~33~~35
5.9.	[Reserved]	~~33~~35
5.10.	Inspection	~~33~~35
5.11.	Compliance with Laws and Material Contracts	~~33~~36
5.12.	Environmental	~~33~~36
5.13.	Disclosure Updates	~~34~~36
5.14.	Formation of Subsidiaries	~~34~~37
5.15.	Further Assurances	~~35~~37
5.16.	Location of Inventory; Chief Executive Office, Etc.	~~35~~38
5.17.	Canadian Compliance	~~36~~38
5.18.	Credit Card Notifications	~~36~~39
5.19.	Sales Taxes	~~36~~39
5.20.	[Reserved]	~~36~~39
5.21.	Lenders’ Meetings	~~37~~39

-ii-

(cont’d)

Page

6. NEGATIVE COVENANTS		~~37~~39

6.1.	Indebtedness	~~37~~39
6.2.	Liens	~~37~~39
6.3.	Restrictions on Fundamental Changes	~~37~~39
6.4.	Disposal of Assets	~~38~~40
6.5.	Nature of Business	~~38~~40
6.6.	Prepayments and Amendments	~~38~~40
6.7.	Restricted Payments	~~39~~42
6.8.	Accounting Methods	~~40~~43
6.9.	Investments	~~40~~43
6.10.	Transactions with Affiliates	~~40~~43
6.11.	Use of Proceeds	~~41~~43
6.12.	Limitation on Issuance of Equity Interests	~~41~~43
6.13.	Canadian Employee Benefits	~~41~~44
6.14.	Sale and Leaseback Transactions	~~42~~44
6.15.	Negative Pledges	~~42~~44
6.16.	Restrictions on Subsidiary Distributions	~~43~~45
6.17.	Business Activities; Permitted Store Closings	~~44~~46
6.18.	Margin Regulations	~~44~~46
6.19.	No Speculative Transactions	~~44~~47
6.20.	Amendment of Rolex Canada Documents	~~44~~47
6.21.	[Reserved]	~~44~~47
6.22.	Anti-layering	~~44~~47

7. [RESERVED]		~~44~~47

8. EVENTS OF DEFAULT		~~44~~47

8.1.	Payments	~~44~~47
8.2.	Covenants	~~45~~47
8.3.	Judgments	~~45~~48
8.4.	Voluntary Bankruptcy, etc.	~~45~~48
8.5.	Involuntary Bankruptcy, etc.	~~45~~48
8.6.	Default Under Other Agreements	~~46~~48
8.7.	Default under Revolving Loan Documents	~~46~~48
8.8.	Default Under Damiani Purchase Documents	~~46~~49
8.9.	Subordinated Debt Documents	~~46~~49
8.10.	Compliance Certificate; Borrowing Base Certificate	~~47~~49
8.11.	Guarantee	~~47~~50
8.12.	Security Documents	~~47~~50
8.13.	Loan Documents	~~47~~50
8.14.	Change of Control	~~47~~50
8.15.	Material Damage or Loss	~~47~~50

-iii-

(cont’d)

Page

9. RIGHTS AND REMEDIES		~~48~~50

9.1.	Rights and Remedies	~~48~~50
9.2.	Remedies Cumulative	~~48~~51

10. WAIVERS; INDEMNIFICATION		~~48~~51

10.1.	Demand; Protest; etc.	~~48~~51
10.2.	The Lender Group’s Liability for Collateral	~~48~~51
10.3.	Indemnification	~~49~~51
10.4.	Subordination; Subrogation	~~50~~52

11. NOTICES		~~50~~53

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION		~~51~~54

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS		~~53~~56

13.1.	Assignments and Participations	~~53~~56
13.2.	Successors	~~57~~60

14. AMENDMENTS; WAIVERS		~~57~~60

14.1.	Amendments and Waivers	~~57~~60
14.2.	Replacement of Certain Lenders	~~59~~62
14.3.	No Waivers; Cumulative Remedies	~~60~~63

15. AGENT; THE LENDER GROUP		~~60~~63

15.1.	Appointment and Authorization of Agent	~~60~~63
15.2.	Liability of Agent	~~61~~64
15.3.	Reliance by Agent	~~61~~64
15.4.	Notice of Default or Event of Default	65
15.5.	Credit Decision	~~62~~65
15.6.	Costs and Expenses; Indemnification	65
15.7.	SLR Credit Solutions in Individual Capacity	~~63~~66
15.8.	Successor Agent	~~63~~66
15.9.	Lender in Individual Capacity	~~64~~67
15.10.	Collateral Matters	~~64~~67
15.11.	Restrictions on Actions by Lenders; Sharing of Payments	~~66~~69
15.12.	Agency for Perfection	70
15.13.	Payments by Agent to the Lenders	~~67~~70
15.14.	Concerning the Collateral and Related Loan Documents	~~67~~70
15.15.	Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information	~~67~~70
15.16.	Several Obligations; No Liability	~~68~~71
15.17.	Quebec Security	~~68~~71

-iv-

(cont’d)

Page

16. WITHHOLDING TAXES		~~69~~72

16.1.	Payments	~~69~~72
16.2.	Exemptions	~~69~~72
16.3.	Reductions	~~70~~73
16.4.	Refunds	74

17. GENERAL PROVISIONS		~~71~~74

17.1.	Effectiveness	~~71~~74
17.2.	Section Headings	~~71~~74
17.3.	Interpretation	~~71~~74
17.4.	Severability of Provisions	~~71~~74
17.5.	Debtor-Creditor Relationship.	~~71~~75
17.6.	Counterparts; Electronic Execution	~~72~~75
17.7.	Revival and Reinstatement of Obligations; Certain Waivers	~~72~~75
17.8.	Confidentiality	~~72~~75
17.9.	Survival	~~74~~77
17.10.	Patriot Act; Canadian Anti-Money Laundering & Anti-Terrorism Legislation	~~74~~77
17.11.	Integration	~~75~~78
17.12.	Birks Group Inc. as Agent for Borrower	~~75~~78
17.13.	Judgment Currency	~~76~~79
17.14.	Intercreditor Agreement	~~76~~80
17.15.	No Setoff	~~77~~80

-v-

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-4	[Reserved]
Exhibit C-1	Form of Compliance Certificate
Exhibit C-2	Form of Credit Card Notification
Exhibit I-1	[Reserved]
Schedule A-1	Agent’s Loan Account
Schedule A-2	[Reserved]
Schedule A-3	Authorized Persons
Schedule C-1	Commitments
Schedule D-1	[Reserved]
Schedule D-2	[Reserved]
Schedule E-1	Eligible Inventory Locations
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule R-1	Real Property Collateral
Schedule 1.1	Definitions
Schedule 3.5	Post-Closing Covenants
Schedule 4.1	Capitalization of Borrower and its Subsidiaries
Schedule 4.6(b)	Litigation
Schedule 4.11	Environmental Matters
Schedule 4.14	Permitted Indebtedness
Schedule 4.19	Employee and Labor Matters
Schedule 4.20	Intellectual Property
Schedule 4.23	Location of Inventory; Chief Executive Office
Schedule 4.25	Credit Card Arrangements
Schedule 4.26	Material Contracts
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.5	Nature of Business

-vi-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), is entered into as of June 29, 2018, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), CRYSTAL FINANCIAL LLC (d/b/a SLR Credit Solutions) as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”), BIRKS GROUP INC. and together with each other Person organized under the laws of Canada or a province thereof that joins hereunder as a “Borrower” after the Closing Date in accordance with the terms hereof (each, a “Borrower” and all references herein to “Borrower” shall include each such additional Borrower who so joins).

The parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

1.1.  Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrower agrees that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions before such Accounting Change and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any qualification as to scope, going concern or similar items.

1.3.  PPSA. Any terms used in this Agreement that are defined in the PPSA shall be construed and defined as set forth in the PPSA unless otherwise defined herein. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the PPSA shall also have any extended, alternative or analogous meaning given to such term in the Code, in all cases for the extension, preservation or betterment of the security granted by a Loan Party formed in the United States and rights of the Collateral located in the United States, (ii) all references to Canada or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to the United States of America or to any subdivision, department, agency or instrumentality thereof, and (iii) all references to federal or state securities law of the United States shall be deemed to refer also to analogous applicable federal and provincial securities laws in Canada.

1.4.  Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to “law” means all international, foreign, federal, provincial, state and local statutes, treaties, rules, guidelines, regulations, by-laws, ordinances, decrees, codes and administrative or judicial or arbitral or administrative or ministerial or departmental or regulatory precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of any Governmental Authority. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. All references to “province” or like terms shall include “territory” and like terms. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds in Canadian Dollars of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Agent of cash collateral in Canadian Dollars in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including legal expenses to the extent payable pursuant to Section 10.3), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, but in no event greater than 103% of the face amount of such claim or demand to the extent a specific amount has been claimed or demanded, and (c) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.

1.5.  Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in Montreal, Quebec on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.6.  Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7.  Exchange Rates; Currency Equivalents.

(a)  All references to “Dollars” or “$” shall mean Canadian Dollars unless otherwise specified herein. For purposes of this Agreement and the other Loan Documents, the Canadian Dollar Equivalent of the Term Loan and other Obligations and other references to amounts denominated in a currency other than Canadian Dollars shall be determined in accordance with the terms of this Agreement. Except as otherwise expressly provided herein or in the applicable other Loan Document, the applicable amount of any currency for purposes of this Agreement and the other Loan Documents (including all calculations in connection with the covenants, including the financial covenants) shall be the Canadian Dollar Equivalent thereof, and for the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in currencies other than Canadian Dollars shall be converted into the Canadian Dollar Equivalent of such amount on the date of calculation, comparison, measurement or determination. Notwithstanding the foregoing, for the purposes of financial statements prepared by Borrower, the Canadian Dollar Equivalent of each amount in a currency other than Canadian Dollars shall be determined in accordance with GAAP. Furthermore, the Agent shall determine the Canadian Dollar Equivalent of any foreign currency amount as required hereby, and a determination thereof by the Agent shall be conclusive absent manifest error. The Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Agent. The Agent may determine or redetermine the Canadian Dollar Equivalent of any foreign currency amount on any date either in its own discretion or upon the request of any Lender. The Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Canadian Dollars or cents to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Canadian Dollars or in whole cents, as may be necessary or appropriate.

1.8.  Quebec Interpretation. For all purposes of any assets, liabilities or entities located in the Province of Quebec and for all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff’ or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, and (r) “fee simple title” shall include “absolute ownership”.

1.9.  Rates . Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any rates in the definition of any Benchmark, including the Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA or any other Benchmark, or any component definition thereof or rates referenced in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any then-current Benchmark or any Benchmark Replacement) as it may or may not be adjusted pursuant to Section 2.11(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Each determination of any Benchmark (or any Benchmark Replacement) shall be made by Agent and shall be conclusive in the absence of manifest error.

2.  TERM LOAN AND TERMS OF PAYMENT.

2.1.  Term Loan Facility. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, each Lender shall make the Borrower a term loan in the principal amount equal to its Pro Rata Share of Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the “Term Loan”), provided that, in no event shall the Term Loan made by any Lender exceed such Lender’s Commitment. The Term Loan is not a revolving credit facility and may not be repaid and redrawn and any repayments or prepayments of principal on a Term Loan shall permanently reduce such Term Loan. The obligations of the Lenders hereunder are several and not joint, joint and several or solidary. The Borrower irrevocably authorizes the Agent and the Lenders to disburse the proceeds of the Term Loan on the Closing Date in accordance with the terms of this Agreement. The entire unpaid principal balance of the Term Loan shall be due and payable on the Termination Date.

(b) On the Termination Date, all Obligations shall be immediately due and payable. All undertakings of the Borrower contained in the Loan Documents shall survive any termination, and the Agent shall retain its Liens in the Collateral (subject to the Intercreditor Agreement) and all of its rights and remedies under the Loan Documents until payment in full of the Obligations (including all accrued and unpaid principal, interest and fees, and any other Obligations then due and owing, and any appropriate collateral deposits in connection therewith).

2.2.  Borrowing Base.

(a)   The Combined Total Outstandings shall not exceed the lesser of the Borrowing Base or the Combined Loan Cap. Until the payment in full of the Revolving Loan Debt and the termination of the “Commitments” (as defined in the Revolving Credit Agreement), the Borrowing Base shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower.

(b)   Anything to the contrary in this Section 2.2 notwithstanding, Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Receivable Reserves, Bank Product Reserves (as defined in the Revolving Credit Agreement), Loan to Value Reserves, Inventory Reserves, Canadian Priority Payable Reserves and other Reserves against the Borrowing Base; provided, that Agent shall notify Borrower at least 5 Business Days prior to the date on which any such reserve is to be established or increased; provided further, that (A) no such prior notice shall be required for changes to any reserves established under this Agreement resulting solely by virtue of mathematical calculations of the amount of the Reserve in accordance with the methodology of calculation set forth in this Agreement or previously utilized; (B) no such prior notice shall be required during the continuance of any Event of Default and (C) no such prior notice shall be required with respect to any Reserve established in respect of any consensual Lien that has priority over Agent’s Liens on the Collateral. The amount of any Receivable Reserve, Loan to Value Reserves, Inventory Reserve, Canadian Priority Payables Reserve or other Reserve shall be established by Agent in its Permitted Discretion and shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other Reserve established and currently maintained. No reserve shall be implemented with respect to matters which are already specifically reflected as ineligible Accounts or Inventory or Credit Card Receivables.

(c)   Protective Advances.

(i)  Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.2(c)(iii), at any time after the occurrence and during the continuance of a Default or an Event of Default, Agent hereby is authorized by Borrower and the Lenders, from time to time, in Agent’s sole discretion, to make advances to, or for the benefit of, Borrower, in each case, on behalf of the Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (the advances described in this Section 2.2(c)(i) shall be referred to as “Protective Advances”. The Protective Advances shall be made in Canadian Dollars or US Dollars, as determined by the Agent. Notwithstanding the foregoing, the aggregate Canadian Dollar Equivalent amount of all Protective Advances outstanding at any one time shall not exceed 10% of the Commitment (unless Required Lenders otherwise agree to a higher amount).

(ii)  Each Protective Advance shall be deemed to form part of the Obligations hereunder. All payments on the Protective Advances, including interest thereon, shall be payable to Agent solely for its own account. The Protective Advances shall be repayable on demand, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to the Term Loan hereunder. The provisions of this Section 2.2(c) are for the exclusive benefit of Agent and the Lenders, and are not intended to benefit Borrower (or any other Loan Party) in any way.

(iii)  Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Protective Advances may be made by Agent if such Protective Advances would cause the aggregate Canadian Dollar Equivalent principal amount of Protective Advances outstanding to exceed an amount equal to 10% of the Commitments (unless Required Lenders otherwise agree to a higher amount). For the avoidance of doubt, nothing in this Section 2.2(c) shall require any Lender to advance amounts in excess of such Lender’s Commitment. Each Lender shall reimburse the Agent, on demand, its Pro Rata Share of any Protective Advances.

(d)  Notation. Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amount of the Term Loan, owing to each Lender and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(e)  Defaulting Lenders.

(i)  Notwithstanding any provision to the contrary in this Agreement, Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of any Loan Party to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such proceeds of Collateral or payments pertaining to or securing Obligations, (i) first, to Agent, to the extent of any Protective Advances that were made by Agent and that were required to be, but were not, paid by the Defaulting Lender, (ii) second, to each Non-Defaulting Lender ratably in accordance with its Commitment (but, in each case, only to the extent that such Defaulting Lender’s portion of a Term Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (iii) third, at Borrower’s request (so long as no Event of Default exists and the conditions set forth on Section 3.1 are satisfied), the funding of the Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, or reasonably determined by the Agent, (iv) fourth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender. Subject to the foregoing, Agent may hold for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fees payable under Section 2.5, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.2(e) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent and Borrower shall have waived, in writing, the application of this Section 2.2(e) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to this Section 2.2(e) shall be released to Borrower). The operation of this Section 2.2(e) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower, at their option, upon written notice by Administrative Borrower to Agent, to arrange for a substitute Lender to assume the Commitments and Loans of such Defaulting Lender and the Commitments and Loans of any Affiliate of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lenders shall have no right to refuse to be replaced hereunder, and agree to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agree that they shall be deemed to have executed and delivered such document if they fail to do so) subject only to being paid its share of the outstanding Obligations (including all interest, fees, and other amounts that may be due and payable in respect thereof; provided, that any such assumption of the Commitments and Loans of such Defaulting Lenders shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.2(e) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.2(e) shall control and govern.

(f)  Replacement of Lenders. In the event that any Lender is a Defaulting Lender (each an “Affected Lender”), then the Borrower may, at its option, notify the Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower, with the consent of the Agent, may obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be (i) an Eligible Transferee and (ii) satisfactory to the Agent. If the Borrower obtains a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Pro Rata Share of the Term Loan to such Replacement Lender for an amount equal to the principal balance of its Pro Rata Share of the Term Loan held by the Affected Lender and all accrued interest and fees with respect thereto through the date of such sale; provided that the Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Furthermore, if the Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, the Borrower’s rights under this paragraph as to such noticed replacement and in connection with such Affected Lender shall terminate.

(g)   Independent Obligations. The Term Loan shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make its Pro Rata Share of the Term Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.3.  Payments; Apportionment and Application; Use of Proceeds; Repayments; Prepayments.

(a)   Payments by Borrower.

(i)  Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent’s Loan Account for the account of the Lender Group and shall be made in immediately available funds in Canadian Dollars, no later than 1:30 p.m. on the date specified herein. Any payment received by Agent later than 1:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii)  Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the interest rate applicable to the Term Loan for each day from the date such amount is distributed to such Lender until the date repaid.

(b)  Apportionment and Application.

(i)  Notwithstanding anything herein to the contrary (but subject to the Intercreditor Agreement), at any time after the occurrence and continuance of an Event of Default, all funds received by the Agent or any Lender and for which the Borrower has received credit for such payment, together with all payments to be initially applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall be applied to the Obligations as follows:

(A)  first, to all costs and expenses, including Lender Group Expenses, owing to the Agent;

(B)  second, to all Obligations constituting fees (other than the Early Termination Fee) and Lender Group Expenses owing to the Lenders;

(C)  third, to all Obligations constituting interest on the Term Loan;

(D)  fourth, to all Obligations constituting the Early Termination Fee;

(E)  fifth, to all other Obligations owing to the Lenders; and

(F)  sixth, to the Borrower or such other person entitled thereto under the applicable law.

(ii) Amounts shall be applied to each category of Obligations set forth above until payment in full thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in this Section 2.3(b)(ii) are solely to determine the rights and priorities of the Agent and the Lenders as among themselves, and may be changed by agreement among them without the consent of any Loan Party. Any amounts applied to the categories described in clauses 2.3(b)(i)(B), (C), (D) and (E) shall be so applied in accordance with each Lender’s Pro Rata Share of the Term Loan.

(iii) Agent shall promptly distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive.

(iv)  In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(b)(i)(A) shall not apply to any payment made by Borrower to Agent and specified by Administrative Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(v)  For purposes of Section 2.3(b)(i)(A), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vi)  In the event of a direct conflict between the priority provisions of this Section 2.3 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.2(e) and this Section 2.3, then the provisions of Section 2.2(e) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.3 shall control and govern. The Agent shall not be liable for any application of amounts made by it in error (unless it has been determined in a final, non-appealable judgment by a court of competent jurisdiction that such error was a result of the gross negligence or willful misconduct of the Agent) and if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made (unless it has been determined in a final, non-appealable judgment by a court of competent jurisdiction that such error was a result of the gross negligence or willful misconduct of the Agent) shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

(c)   Use of Proceeds. The proceeds of the Term Loan shall be used by the Borrower solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; and (b) to reduce the Revolving Loan Debt to create availability under the Revolving Borrowing Capacity for use by the Borrower for working capital, Capital Expenditures and other lawful corporate purposes of the Borrower and its Subsidiaries in accordance with this Agreement and the Revolving Credit Agreement.

(d)  Repayment of the Term Loan. The Term Loan and all other Obligations shall be due and payable in full on the Maturity Date, unless payment is sooner required hereunder pursuant to Section 9. The Borrower promises to pay on the Maturity Date, or on such earlier date as payment is required hereunder pursuant to Section 9, and there shall become absolutely due and payable on such date, the Total Outstandings, together with any and all accrued and unpaid interest thereon and all other fees and other amounts then accrued and outstanding with respect thereto. The Term Loan may be prepaid in accordance with Section 2.3(h).

(e)  Payment of Other Obligations. Obligations other than the Term Loan, including Lender Group Expenses, shall be paid by the Borrower as provided in the Loan

Documents or, if no payment date is specified, promptly upon receipt by the Borrower of notice of the amounts due in connection therewith.

(f)   Marshaling; Payments Set Aside. Neither of the Agent nor the Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. If any Loan Party makes a payment to the Agent or the Lenders, or if the Agent or any Lender receives payment from the proceeds of Collateral, exercise of setoff or otherwise, and such payment is subsequently invalidated or required to be repaid to a trustee, receiver or any other Person, then the Obligations originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.

(g)  Mandatory Prepayments. If at any time the Combined Total Outstandings exceed the Borrowing Base then in effect, then (i) until the payment in full of the Revolving Loan Debt, the Borrower shall immediately prepay the Revolving Loan Debt, and (ii) thereafter, the Borrower shall immediately prepay (subject to Section 2.3(b)) the Obligations, for the respective accounts of the Lenders in accordance with their Pro Rata Share thereof, in each case in an amount necessary to eliminate such excess. Each prepayment of the Obligations made pursuant to this Section shall be accompanied by the payment of (i) accrued interest to the date of such payment on the amount prepaid and (ii) whether before or after an Event of Default or acceleration, the Early Termination Fee, if any, payable pursuant to Section 2.5(d) in connection with such prepayment of the Term Loan.

(h)   Optional Prepayments. The Borrower may prepay the principal of the Term Loan at any time in whole or in part. Each such prepayment shall be irrevocable and be accompanied by a notice specifying the proposed date of such prepayment and the principal amount of the Term Loan or portion thereof to be prepaid. Each prepayment made pursuant to this Section shall be accompanied by the payment of (i) accrued interest to the date of such payment on the amount prepaid and (ii) whether before or after an Event of Default or acceleration, the Early Termination Fee, if any, payable pursuant to Section 2.5(d) in connection with such prepayment of the Term Loan. Each such prepayment shall be applied (subject to Section 2.3(b)) to the Obligations, for the respective accounts of the Lenders in accordance with their Pro Rata Share thereof.

(i)   Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds in Canadian Dollars made to Agent’s Loan Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Loan Account on a Business Day on or before 1:30 p.m. If any payment item is received into Agent’s Loan Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

(j)   Maintenance of Loan Account; Statements of Obligations. Agent shall maintain accounts on its books in the name of Borrower, the “Loan Account” on which Borrower will be charged with the Term Loan (including Protective Advances) made by Agent or the Lenders to Borrower or for Borrower’s account and all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses, and Lender Group Expenses of Borrower with respect thereto. Upon request, Agent shall make available to Administrative Borrower monthly statements regarding the Loan Account, including the principal amount of the Term Loan, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 60 days after Agent first makes such a statement available to Administrative Borrower, Administrative Borrower shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

2.4.  Interest Rates; Payment of Interest.

(a)   Interest Rate. Subject to Section 2.4(b) and Section 2.12, the Obligations under the Term Loan shall bear interest at a rate equal to Adjusted ~~CDOR~~Term CORRA plus the Applicable Margin.

(b)  Default Rate. Upon the occurrence and during the continuation of an Event of Default and at the option of the Agent (or upon the direction of the Required Lenders), all Loans, and all Obligations that have been charged to the Loan Account pursuant to the terms hereof, shall bear interest, from the original date of the occurrence of such Event of Default, at a per annum rate equal to two percentage points (2.0%) above the per annum rate otherwise applicable thereunder.

(c)   Payment of Interest. Interest accrued on the Obligations shall be due and payable in arrears, and the Borrower promises to pay interest to the Lenders (i) on each Interest Payment Date, (ii) on any date of prepayment, with respect to the principal amount of the Term Loan being prepaid, and (iii) on the Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

(d)   Computation of Interest. All computation of interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365/366 days. Each determination by the Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein.

(e)  Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Subject to Section 2.1, Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the applicable Obligations to the extent of such excess.

2.5.	Fees and Expenses.

(a)   Agent’s Fee. Borrower shall pay to Agent, for the account of Agent, unless otherwise indicated, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b)   Field Examination and Other Fees. Borrower shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) reasonable and documented out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of Borrower or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral (including Eligible Accounts), or any portion thereof, or to assess Borrower’s or its Subsidiaries’ business valuation; provided, that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be obligated to reimburse Agent for more than 2 field examinations of each Loan Party during any calendar year, or more than 2 appraisals of Inventory of each Loan Party during any 12-month period; provided further, however, that if Excess Availability is less than 15% of the Combined Loan Cap for a period of 5 consecutive Business Days at any time during any 12-month period, then Borrower shall be obligated to reimburse Agent for an additional field examination of each Loan Party during such 12-month period and for an additional appraisal of Inventory of each Loan Party during such 12-month period. Notwithstanding the foregoing or anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, Agent shall not require that any such field examinations be conducted at Borrower’s expense so long as the Revolving Agent has conducted two (2) such field examinations (and a third (3rd) field exam if Excess Availability is less than 15% of the Combined Loan Cap for a period of 5 consecutive Business Days at any time during any 12- month period) in each calendar year and has shared the Reports (as defined in the Revolving Credit Agreement) prepared in connection therewith Agent pursuant to the terms of the Intercreditor Agreement.

(c)   Early Termination Fee. Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, the Early Termination Fee. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Early Termination Fee, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Term Loan was prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Early Termination Fee payable in accordance with this Section 2.5(d) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event, and the Loan Parties agree that it is reasonable under the circumstances currently existing. The Early Termination Fee, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EARLY TERMINATION FEE IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (A) the Early Termination Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Early Termination Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Early Termination Fee, (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.5(d), (E) their agreement to pay the Early Termination Fee is a material inducement to the Lenders to make the Term Loan, and (F) the Early Termination Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Applicable Premium Trigger Event.

2.6.  Reimbursement Obligations. The Borrower shall reimburse the Agent and the Lenders for all Lender Group Expenses. Without duplication, the Borrower shall also reimburse the Agent and the Lenders for all reasonable and documented legal, accounting, appraisal, consulting, and other out-of-pocket fees, costs and expenses incurred by it in connection with (a) negotiation, preparation, execution and delivery of any Loan Documents, including any amendment or other modification thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 2.5(c) each inspection, audit or appraisal with respect to any Loan Party or Collateral, whether prepared by the Agent’s or any Lender’s personnel or a third party. The Borrower shall also reimburse the Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred by them (whether during an Event of Default or otherwise) in connection with the enforcement or preservation of any rights under this Agreement or any of the other Loan Documents (including during any workout, restructuring or negotiations in respect of the Term Loan, Loan Documents or the transactions contemplated thereby). All amounts reimbursable by the Borrower under this Section 2.6 shall constitute Obligations secured by the Collateral and shall be payable within twenty Business Days after presentation by the Agent or the applicable Lender to the Borrower of a reasonably detailed itemization of such amounts.

2.7.  Capital Adequacy; Increased Costs.

(a)   If a Lender determines that any introduction of or any change in a Capital Adequacy Regulation, any change in the interpretation or administration of a Capital Adequacy Regulation by a Governmental Authority charged with interpretation or administration thereof, or any compliance by such Lender or any Person controlling such Lender with a Capital Adequacy Regulation, in each case made after the date hereof, increases the amount of capital or liquidity required or expected to be maintained by such Lender or Person (taking into consideration its capital adequacy and liquidity policies and desired return on capital) as a consequence of such Lender’s Pro Rata Share of the Term Loan or other obligations under the Loan Documents, then the Borrower shall, within thirty days following demand therefor, pay such Lender an amount sufficient to compensate for such increase. A Lender’s demand for payment shall set forth the nature of the occurrence giving rise to such compensation and a calculation of the amount to be paid. In determining such amount, the Lender may use any reasonable averaging and attribution method.

(b)   If any Change in Law shall subject the Agent or any Lender to any Taxes (other than Excluded Taxes and Indemnified Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto and the result of any of the foregoing shall be to increase the cost to such Lender or the Agent of making, converting to, continuing or maintaining any loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the Agent of participating in, or to reduce the amount of any sum received or receivable by such Lender or the Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Agent, the Borrower will, no later than 30 days following such request, pay to such Lender or the Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Agent, as the case may be, for such additional costs incurred or reduction suffered.

(c)   If any Lender requests additional or increased costs referred to in this Section 2.7 (such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to this Section 2.7, or would eliminate the illegality or impracticality of funding or maintaining the Term Loan and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to this Section 2.7, as applicable, or to enable Borrower to continue to obtain the Term Loan, then Administrative Borrower (without prejudice to any amounts then due to such Affected Lender hereunder) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under this Section 2.7, or indicates that it is no longer unlawful or impractical to continue to fund or maintain the Term Loan, may designate a substitute a Lender, in each case, reasonably acceptable to Agent, to purchase the Obligations owed to such Affected Lender (and its Affiliates) and such Affected Lender’s (and its

Affiliates’) commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender (and its Affiliates) shall assign to the Replacement Lender its Obligations and commitments and upon such purchase by the Replacement Lender, such Replacement Lender shall be deemed to be “a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” (as the case may be) for purposes of this Agreement (in which circumstances the Affected Lender shall not receive any Early Termination Fee).

(d)   Notwithstanding anything herein to the contrary, the protection of this Section 2.7 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for Lenders affected thereby to comply therewith. Notwithstanding any other provision herein, Lender shall demand compensation pursuant to this Section 2.7 if it shall not at the time be the general policy or practice of such to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

(e)  Dodd-Frank Act. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all regulations, rules, guidelines and directives promulgated thereunder and (y) all rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have been adopted after the date hereof, regardless of the date enacted, adopted or issued.

2.8.  Currencies. The Term Loan and other Obligations (unless such other Obligations expressly provide otherwise) shall be made and repaid in Canadian Dollars. The Term Loan shall be denominated in Canadian Dollars except that Protective Advances made by Agent shall be denominated in Canadian Dollars or US Dollars (as selected by Agent). All Obligations denominated in Canadian Dollars shall be repaid in Canadian Dollars and all Obligations denominated in US Dollars shall be repaid in Canadian Dollars. Payments made in a currency other than the currency in which the applicable Obligations are denominated may be accepted by the Agent in its sole discretion and, if so accepted, Borrower agrees that the Agent may convert the payment made to the currency of the applicable Obligations at the applicable Spot Rate in accordance with its normal practices.

2.9.  Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document:

(a)   whenever interest payable by Borrower is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation.

(b)   the Borrower confirms that it fully understands and is able to calculate the rate of interest applicable to the Loans based on the methodology for calculating annual rates provided for in this Agreement. The Borrower hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to the Borrower as required pursuant to Section 4 of the Interest Act (Canada).

(c)   in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code (Canada), as the same shall be amended, replaced or re-enacted from time to time (the “Criminal Code Section”)) payable (whether by way of payment, collection or demand) by Borrower to Agent or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section and the amount of such payment or collection shall be refunded by Agent and Lenders to Borrower with such “interest” deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section to result in a receipt by Agent or such Lender of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amounts or rates of interest required to be paid to Agent or that Lender; and then, by reducing any fees, charges, expenses and other amounts required to be paid to the affected Agent or Lender which would constitute “interest”. Notwithstanding the foregoing, and after giving effect to all such adjustments, if Agent or any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code Section, then Borrower shall be entitled, by notice in writing to the Agent or affected Lender, to obtain reimbursement from Agent or that Lender in an amount equal to such excess. For the purposes of this Agreement and each other Loan Document to which Borrower is a party, the effective annual rate of interest payable by Borrower shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by Agent for the account of Borrower will be conclusive for the purpose of such determination in the absence of evidence to the contrary,

(d)   all calculations of interest payable by Borrower under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest,

(e)   any provision of this Agreement that would oblige Borrower to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to Borrower, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears, and

(f)   if there is a conflict, inconsistency, ambiguity or difference between any provision of this Section 2.9 and any other Section of this Agreement or any other Loan Document with respect to Borrower then the provisions of this Section 2.9 shall prevail and be paramount.

2.10.  Tax Treatment. The Borrower and the Lenders agree (i) that the Term Loan is debt for federal income tax purposes, (ii) that the “issue price” of the Term Loan is 100% and that the Term Loan is not governed by the rules set out in Treasury Regulations Section 1.1275-4, and (iii) to adhere to this Agreement for federal income tax purposes and not to file any tax return, report or declaration inconsistent herewith unless otherwise required due to a Change in Law. The inclusion of this Section 2.10 is not an admission by any Lender that it is subject to United States taxation.

2.11.  ~~CDOR Rate~~Benchmark Replacement Setting.

(a)   Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, with respect to any Benchmark, Agent and ~~the~~ Administrative Borrower may amend this Agreement to replace ~~the Adjusted CDOR~~such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and ~~the~~ Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. ~~Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders accept such amendment.~~ No replacement of ~~the Adjusted CDOR~~a Benchmark with a Benchmark Replacement pursuant to this Section ~~2.11~~2.11 will occur prior to the applicable Benchmark Transition Start Date.

(b)   Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)   Notices; Standards for Decisions and Determinations. Agent will promptly notify ~~the~~ Administrative Borrower and the Lenders of~~:~~

~~(i)~~ (1) ~~any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date;~~

~~(ii)~~ the implementation of any Benchmark Replacement~~;~~

~~(iii)~~ and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify the Administrative Borrower of the commencement of any Benchmark Unavailability Period. ~~the effectiveness of any Benchmark Replacement Conforming Changes; and~~

~~(iv) the commencement or conclusion of any Benchmark Unavailability Period.~~

Any determination, decision or election that may be made by Agent or, if applicable any Lender (or group of Lenders) pursuant to this Section ~~2.11,~~2.11(c) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document, except, in each case, as expressly required pursuant to this Section ~~2.11~~2.11(c) .

(d)  Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period~~, the Administrative Borrower will be deemed to have converted any request for a borrowing of, conversion to or continuation of Term Loans into a request for a borrowing of or conversion to a loan bearing~~ with respect to a given Benchmark, the obligations under the Term Loan shall, as of the next Interest Payment Date, bear interest at a rate equal to the Adjusted Canadian Prime Rate plus the Applicable Margin ~~less one hundred twenty five (125) basis points~~.

2.12.  Inability to Determine Rates.

(a)  Subject to Section 2.11, if, on or prior to each Interest Payment Date, the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term CORRA” cannot be determined pursuant to the definition thereof, for reasons other than a Benchmark Transition Event, the Administrative Agent will promptly so notify the Administrative Borrower and each Lender.

~~(e) No Liability. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Adjusted CDOR” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.~~

~~(f) Certain Defined Terms. As used in this Section 2.11.~~

~~“Adjusted Canadian Prime Rate” means, for any day, a rate per annum equal to the “prime rate” for Canadian Dollar commercial loans made in Canada as reported by Thomson Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page to the extent such page is available (or any successor page or such other commercially available service or source (including the Canadian Dollar~~

~~“prime rate” announced by a Schedule I bank under the Bank Act (Canada)) as Agent may designate from time to time) (and, if any such reported rate is below one percent, then Adjusted Canadian Prime Rate shall be deemed to be one percent). Each determination of the Adjusted Canadian Prime Rate shall be made by Agent and shall be conclusive in the absence of manifest error.~~

~~“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the relevant Governmental Authority or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Adjusted CDOR for Canadian dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than one percent (1%), the Benchmark Replacement will be deemed to be one percent (1%) for the purposes of this Agreement~~.

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the Adjusted CDOR with an Unadjusted Benchmark Replacement for a ninety (90) day period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted CDOR with the applicable Unadjusted Benchmark Replacement by the relevant Governmental Authority, or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted CDOR with the applicable Unadjusted Benchmark Replacement for Canadian dollar denominated syndicated credit facilities at such time.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).~~

~~“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Adjusted CDOR:~~

~~(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Adjusted CDOR permanently or indefinitely ceases to provide the Adjusted CDOR; or~~

~~(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.~~

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Adjusted CDOR:~~

~~(a) a public statement or publication of information by or on behalf of the administrator of the Adjusted CDOR announcing that such administrator has ceased or will cease to provide the Adjusted CDOR , permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted CDOR;~~

~~(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted CDOR, an insolvency official with jurisdiction over the administrator for the Adjusted CDOR, a resolution authority with jurisdiction over the administrator for the Adjusted CDOR or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted CDOR, which states that the administrator of the Adjusted CDOR has ceased or will cease to provide the Adjusted CDOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted CDOR; or~~

~~(c) a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted CDOR announcing that the Adjusted CDOR is no longer representative.~~

~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to the Administrative Borrower, Agent (in the case of such notice by the Required Lenders) and the Lenders.~~

~~“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted CDOR and solely to the extent that the Adjusted CDOR has not been replaced with a Benchmark Replacement, the period (i) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Adjusted CDOR for all purposes hereunder in accordance with Section 2.11, and (ii) ending at the time that a Benchmark Replacement has replaced the Adjusted CDOR for all purposes hereunder pursuant to Section 2.11.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(a) (i) a determination by Agent or (ii) a notification by the Required Lenders to Agent (with a copy to the Administrative Borrower) that the Required Lenders have determined that Canadian dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 2.11 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Adjusted CDOR; and~~

(b)   ~~the election~~Upon delivery of such notice by Agent ~~and~~to the Administrative Borrower ~~that an Early Opt-in Election has occurred and the provision by Agent of written notice of such election to the Lenders of written notice of such election to Agent.~~under Section 2.11(a), the obligations under the Term Loan shall, as of the next Interest Payment Date, bear interest at a rate equal to the Adjusted Canadian Prime Rate Plus the Applicable Margin until such time as the Agent revokes such notice.

~~“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.~~

2.13.   Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund loans whose interest is determined by reference to Adjusted Term CORRA or to determine or charge interest rates based upon Adjusted Term CORRA, then, on notice thereof by such Lender to the Administrative Borrower through the Agent, the obligations under the Term Loan to such Lender shall, as of the next Interest Payment Date if it would not be unlawful for such Lender to do so to such day, and otherwise immediately, bear interest at a rate equal to the Adjusted Canadian Prime Rate Plus the Applicable Margin until such time as the Agent revokes such notice unless

3.  CONDITIONS; TERM OF AGREEMENT.

3.1.  Conditions Precedent to Effectiveness of Agreement. This Agreement shall not be effective and the Lenders shall not be required to fund their respective portions of the Term Loan hereunder until the date that each of the following conditions has been satisfied (in each case, in form and substance satisfactory to the Agent and each of the Lenders):

(a)   This Agreement and each other Loan Document shall have been duly executed and delivered to the Agent by each of the signatories thereto, and each Loan Party shall be in compliance with all terms thereof.

(b)   Notes shall have been executed by the Borrower and delivered to each Lender that requests issuance of a Note.

(c)   The Agent shall be satisfied that the Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable security interest in and Lien upon the Collateral (subject only to the first priority security interest and Lien in favor of the Revolving Agent and other Permitted Liens) and shall have received (i) to the extent not previously delivered to the Agent prior to the date hereof, evidence that all filings, recordings, deliveries of instruments and other actions necessary or desirable in the commercially reasonable opinion of the Agent to protect and preserve such security interests shall have been duly effected, (ii) RPMRR, UCC, PPSA and Lien searches (and the equivalent thereof in all applicable foreign jurisdictions) and other evidence reasonably satisfactory to the Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens, (iii) to the extent not previously delivered to the Agent prior to the date hereof, evidence that the payment (or evidence of provision for payment) of all filing and recording fees and taxes due and payable in respect thereof has been made in form and substance reasonably satisfactory to the Agent and (iv) to the extent not previously delivered to the Agent prior to the date hereof, all Lien Waivers and Lien Priority Agreements necessary or desirable in the reasonable opinion of the Agent.

(d)   To the extent not previously delivered to the Agent prior to the date hereof, the Agent shall have received (i) duly executed copies of the Revolving Credit Agreement, the Montrovest Debt Documents, the Management Agreement and the Rolex Canada Documents, certified by a Senior Officer of the Borrower as complete and correct (with such certification to be in such Person’s capacity as a Senior Officer of the Borrower and not in such Person’s individual capacity), and the Agent shall be satisfied with the terms and conditions and provisions thereof, which documents shall be in full force and effect and without amendment except attached thereto; and (ii) duly executed estoppel letters with respect to consignment filings on record in any province in Canada to the extent that the collateral description in such consignment filings is not sufficiently limited as determined by the Agent in its commercially reasonable discretion.

(e)   The Agent shall have received a certificate, in form and substance reasonably satisfactory to it, from a Senior Officer of the Borrower (with such certification to be in such Person’s capacity as a Senior Officer of the Borrower and not in such Person’s individual capacity) certifying that:

(i)  after giving effect to the Term Loan and transactions hereunder, (A) each Loan Party is Solvent; (B) no Default or Event of Default exists; (C) the representations and warranties set forth in Section 4 are true and correct in all material respects; and (D) each Loan Party has complied in all material respects with all agreements and conditions to be satisfied by it under the Loan Documents;

(ii)  there is no action, suit, investigation or proceeding pending or, to the knowledge of the Loan Parties, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

(iii)  no law or regulation to which any Loan Party is subject is applicable to the transactions contemplated hereby which could reasonably be expected to have a Material Adverse Effect on any Loan Party or a Material Adverse Effect on the transactions contemplated hereby;

(iv)  no Material Adverse Effect shall have occurred since October 23, 2017;

(v)  the Revolving Loan Documents shall be in full force and effect and no default or event of default shall exist thereunder on the Closing Date;

(vi)  all accounts payable, leases, payments due under other Indebtedness and Taxes are not past due, excluding any good faith disputes; and

(vii)  there is no default in existence under any Material Contract by a Loan Party.

(f)  The Agent shall have received a certificate of a duly authorized officer of each Loan Party (with such certification to be in such Person’s capacity as an officer of such Loan Party and not in such Person’s individual capacity), certifying (i) that the attached copy of such Loan Party’s Organizational Documents (including, without limitation, such Loan Party’s charter documents) are true and complete and in full force and effect, and remain in full force and effect, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility, (iii) to the title, name and signature of each Person authorized to sign the Loan Documents, and (iv) that either (a) the attached copies are all of the consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (v) that no such consents, licenses or approvals are so required. The Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing.

(g)   Each of the Lenders and the Agent shall have received favorable legal opinions addressed to the Lenders and the Agents, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lenders and the Agents, from (i) Stikeman Elliott LLP, Canadian counsel to the Borrower and their Subsidiaries; and (ii) local Canadian counsel to the Borrower and their Subsidiaries with respect to filing and perfection matters in the applicable provinces and territories of Canada.

(h)  The Agent shall have received good standing or subsistence certificates, as applicable, for each Loan Party, issued by the appropriate official of such Loan Party’s jurisdiction of organization, dated as of a recent date.

(i)   The Agent shall (i) be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Loan Parties and their Subsidiaries, and (ii) have received certificates of insurance identifying insurers, types of insurance, insurance limits and policy terms and with endorsements naming the Agent, for the benefit of the Lenders, as lender’s loss payee or additional insured, as applicable, with respect to each insurance policy required to be maintained with respect to the Collateral and otherwise in form and substance reasonably satisfactory to the Agent.

(j)   The Borrower shall have paid to the Agent those fees due on the Closing Date in the amounts set forth herein.

(k)   To the extent not previously delivered to the Agent prior to the date hereof, the Agent shall have received duly executed copies of the Management Subordination Agreement and the Montrovest Subordination Agreement, each of which shall be in form and substance satisfactory to the Agent and which shall be in full force and effect.

(l)   The Agent shall have entered into (i) the Intercreditor Agreement with the Revolving Loan Agent, and (ii) the Quebec Subordination Agreement with Investissement Québec, each of which agreement shall be in form and substance satisfactory to the Agent.

(m)  The Agent shall have received a Borrowing Base Certificate indicating that Excess Availability as of the Closing Date, after giving effect to the transactions contemplated hereby (including the making of the Term Loan on the Closing Date) and by the Revolving Loan Documents, is not less than 14% of the Combined Loan Cap.

(n)   The Agent shall have received (i) the audited financial statements of the Borrower for the Fiscal Year ended on March 25, 2017, (ii) the unaudited financial statements of the Borrower for the period ending September 30, 2017, and (iii) forecasts prepared by management of the Borrower of balance sheets, income statements and cash flow statements of the Borrower on a monthly basis for the current Fiscal Year and next twelve months, and there shall have been no material misstatements in or omissions from the materials previously furnished to the Agent for its review.

(o)   There have occurred no material changes in governmental regulations or policies adversely affecting the Loan Parties, the Agent or the Lenders party to this transaction.

(p)   The Agent shall have received an executed letter of direction, in form and substance satisfactory to the Agent.

(q)   The Agent shall have received an Information Certificate dated as of the date hereof, executed by the Borrower.

3.2.  [Reserved].

3.3.  Maturity. This Agreement shall continue in full force and effect for a term ending on the Maturity Date.

3.4.  Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations shall become due and payable immediately without notice or demand and Borrower shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower’s sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5.  Post-Closing Covenants. Borrower covenants and agrees to satisfy each item on Schedule 3.5 on or before the date set forth on Schedule 3.5 for such item.

4.  REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date on which the Borrower delivers a Compliance Certificate, as though made on and as of the date of such Compliance Certificate (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1.  Due Organization and Qualification; Subsidiaries.

(a)   Borrower and, subject to the completion of any transaction permitted by Section 6.3, each of its Subsidiaries (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified or registered to do business in any jurisdiction where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite corporate, limited liability or other organizational power and authority (as applicable) to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)  Set forth on Schedule 4.1 is a complete and accurate description as of the Closing Date of the authorized Equity Interests of Borrower and each of its Subsidiaries, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests except for any Equity Interests (other than Disqualified Equity Interests) that are permitted by the Loan Documents.

(c)   Set forth on Schedule 4.1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d)   Except as set forth on Schedule 4.1, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s or any of its Subsidiaries’ Equity Interests as of the Closing Date, including any right of conversion or exchange under any outstanding security or other instrument.

4.2.  Due Authorization; No Conflict.

(a)   As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary organizational action on the part of such Loan Party.

(b)  As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, provincial, state, foreign or local law or regulation applicable to any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries where any such violation would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (ii) violate the Governing Documents of any Loan Party or its Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party or its Subsidiaries, other than Permitted Liens, or (v) require any approval of any holder of Equity Interests of a Loan Party or its Subsidiaries or any approval or consent of any Person under any material agreement of any Loan Party or its Subsidiaries, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain would not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.3.  Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date or where any such failure to do the foregoing would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

4.4.  Binding Obligations; Perfected Liens.

(a)   Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)   Agent’s Liens are validly created, perfected (other than (i) any Excluded Deposit Accounts (as defined in the Canadian Security Documents)), and first priority Liens, subject only to Permitted Liens, Purchase Money Liens securing Permitted Purchase Money Indebtedness and Liens securing the interests of lessors under Capital Leases.

4.5.  Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) assets disposed of since the date of such financial statements to the extent permitted hereby, and (ii) minor defects in title that do not interfere with any sale, transfer, or other disposition of such property, or its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All of such assets are free and clear of Liens except for Permitted Liens.

4.6.  Litigation.

(a)   There are no actions, suits, or proceedings pending or, to the knowledge of Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(b)  Schedule 4.6(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities of a Loan Party in excess of, $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.7.  Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

4.8.  Financial Statements; No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrower to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and, present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since October 23, 2017, no event, circumstance, or change has occurred that has or would reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.

4.9.  Solvency.

(a)   The Loan Parties, taken as a whole, are Solvent.

(b)   No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10.  Canadian Pension Plan. As of the Closing Date, no Loan Party, nor any of its Subsidiaries, maintains or contributes to any Canadian Pension Plans nor have any liabilities or obligations in respect of a Canadian Defined Benefit Plan that has been terminated or wound up.

4.11.  Environmental Condition. Except as set forth on Schedule 4.11 or except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (a) no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any respect, of or has given rise to liability of a Loan Party or any of its Subsidiaries, or to the knowledge of Borrower, liability of previous owners or operators, under any applicable Environmental Law, (b) no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding Environmental Action or other written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liabilities.

4.12.  Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the

Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on or about April 17, 2018 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrower’s good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrower’s good faith estimate, projections or forecasts based on methods and assumptions which Borrower believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).

4.13.  Patriot Act; Canadian AML and Anti-Terrorism Laws. To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance in all material respects with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”) and all applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation. No part of the proceeds of the Loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.14.  Indebtedness. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding as of the Amendment No. 2 Effective Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Amendment No. 2 Effective Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Amendment No. 2 Effective Date.

4.15.  Payment of Taxes. All Federal, provincial and state income Tax returns and all other material Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Federal, provincial and state income Taxes and all other material Taxes shown on such Tax returns to be due and payable and all material assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable, except (a) where failure to do so could not reasonably be expected to have a Material Adverse Effect; or (b) the validity of such Tax is the subject of a Permitted Protest as contemplated by Section 5.5 Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Borrower does not know of any material proposed Tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.16.  Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17.  Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal, provincial or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18.  OFAC. No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC or any Canadian Governmental Authority. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) to its knowledge derives revenues directly or indirectly, from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.19.  Employee and Labor Matters. Except as set forth on Schedule 4.19, no Loan Party nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining or similar agreement with any union or other labor organization. Except to the extent would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there is (i) no unfair labor practice charge or complaint pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against Borrower or any of its Subsidiaries which arises out of or under any collective bargaining agreement and that would reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against Borrower or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of Borrower, after due inquiry, no union representation question existing with respect to the employees of Borrower or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Borrower or its Subsidiaries. None of Borrower or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state or foreign law, which remains unpaid or unsatisfied which could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to, classification of, employees of Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from Borrower or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrower and all remittances and withholdings on account of Taxes and employer or employee contribution to benefit plans have been remitted to the applicable Governmental Authority when due, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20.  Intellectual Property. Each Loan Party and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Loan Party’s knowledge, threatened material Intellectual Property Claim with respect to any Loan Party, any Subsidiary or any of their Property (including any Intellectual Property). All Intellectual Property owned by any Loan Party or any Subsidiary and registered with the U.S. Patent and Trademark Office, the Canadian Intellectual Property Office or any other applicable Governmental Authority is identified on Schedule 4.20.

4.21.  Eligible Accounts. As to each Account that is identified by Borrower as an Eligible Account or an Eligible Credit Card Receivable in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of Borrower’s business, (b) owed to a Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts or Eligible Credit Card Receivables, as the case may be.

4.22.  Eligible Inventory. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory.

4.23.  Location of Inventory and Equipment. Except for the third-party warehouse locations identified on Schedule 4.23, the Inventory and Equipment of Borrower is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 4.23 (as such Schedule may be updated pursuant to Section 5.16).

4.24.  Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

4.25.  Credit Card Arrangements. Schedule 4.25 is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

4.26.  No Defaults; Material Contracts. No event or circumstance has occurred or exists as of the date of this Agreement that constitutes a Default or Event of Default. Schedule 4.26 contains a true, correct and complete list of all Material Contracts, and except as described thereon, all such Material Contracts are in full force and effect. No Loan Party or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract which would enable the other contracting party to terminate such Material Contract. There is no basis upon which any party (other than a Loan Party or the Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

4.27.  Operations of Certain Subsidiaries. As of the Closing Date, CGS is inactive and does not engage in any trade or business, own any assets or owe any Indebtedness or any other obligation or liability except as expressly permitted hereunder in its capacity as a Loan Party and the ownership of all of the outstanding shares of CGS USA. Each of CGS USA and Birks Jewellers Limited, is inactive and does not engage in any trade or business, own any assets or owe any Indebtedness or any other obligation or liability other than, in the case of CGS USA, (a) the provision of limited support services to Borrower and (b) the payment by Borrower to CGS USA of up to US$500,000 in the aggregate in each Fiscal Year in the form of Permitted Intercompany Advances and reimbursements of reasonable and documented expenses incurred by CGS USA for and on behalf of Borrower, provided that no Default or Event of Default has occurred and is continuing at the time of any such payment.

4.28.  Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Loan Party or any Subsidiary and any customer or supplier, or any group of customers or suppliers, individually or in the aggregate the consequence of which could reasonably be expected to result in a Material Adverse Effect.

5.  AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

5.1.  Financial Statements, Reports, Certificates. Borrower (a) will deliver to Agent each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (b) agree that no Subsidiary of a Loan Party will have a Fiscal Year different from that of Borrower, (c) agree to maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their Subsidiaries’ sales (for avoidance of doubt, Agent and Lenders hereby acknowledge that the reporting system maintained by the Loan Parties on the Closing Date satisfies this clause (i)), and (ii) agree that they will, and will cause each other Loan Party to maintain their billing and reporting system materially consistent with that in effect as of the Closing Date, and shall only make material modifications thereto with notice to, and with the consent of, the Agent (such consent not to be unreasonably withheld or delayed).

5.2.  Reporting. Borrower (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3.  Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as would not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified or required to be qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4.  Maintenance of Properties. Borrower will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to so maintain and preserve assets would not reasonably be expected to result in a Material Adverse Effect).

5.5.  Taxes. Borrower will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all Federal, provincial and state income and capital Taxes and all other material Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, capital, businesses, or franchises, except to the extent that the validity of such Tax is the subject of a Permitted Protest.

5.6.  Insurance. Borrower will, and will cause each of its Subsidiaries to, at Borrower’s expense, maintain insurance respecting each of each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located and flood insurance coverage acceptable to Agent with respect to all Real Property Collateral (to the extent flood insurance is required). All such policies of insurance shall be with financially sound and reputable insurance companies that are reasonably acceptable to Agent (it being agreed that any insurance providers which have a policy in effect with Borrower or any of its Subsidiaries as of the Closing Date are acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrower in effect as of the

Closing Date are acceptable to Agent). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lenders’ loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with lenders’ loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment), or such shorter period as Agent may agree, prior written notice to Agent of the exercise of any right of cancellation. If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrower’s expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrower shall give Agent prompt notice of any loss exceeding $1,000,000 covered by Borrower or its Subsidiaries’ casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

5.7.  [Reserved].

5.8.  [Reserved].

5.9.  [Reserved].

5.10. Inspection.

(a)   Borrower will, and will cause each of its Subsidiaries to, permit Agent, any Lender and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Administrative Borrower and during regular business hours.

(b)  Borrower will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct appraisals and valuations at such reasonable times and intervals as Agent may designate; provided that the expenses required to be paid by the Loan Parties in connection therewith shall be subject to any applicable limitation set forth in Section 2.5(c).

5.11.  Compliance with Laws and Material Contracts. Borrower will, and will cause each of its Subsidiaries to, comply with (a) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all of its Material Contracts, except in each case where non-compliance with which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.12.  Environmental. Borrower will, and will cause each of its Subsidiaries to,

(a)   Keep any property either owned or operated by any Loan Party or its Subsidiaries free of any Environmental Liens (other than Permitted Liens) or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens (other than Permitted Liens),

(b)   Comply with applicable Environmental Laws, except where a failure to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, and provide to Agent documentation of such compliance which Agent reasonably requests,

(c)  Promptly notify Agent of any release of which Borrower has knowledge of a Hazardous Material in any reportable quantity or which could reasonably be expected to result in material liabilities of any Loan Party or its Subsidiaries from or onto property owned or operated by any Loan Party or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, except where a failure to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, and provide to Agent documentation of such compliance which Agent reasonably requests, and

(d)   Promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or its Subsidiaries that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

5.13.  Disclosure Updates. Each Loan Party will, promptly and in no event later than fifteen Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.14.  Formation of Subsidiaries. Borrower will, at the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, (x) within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) (a) cause such new Subsidiary to provide to Agent a joinder to the Canadian Security Documents and other applicable Loan Documents (including this Agreement to the extent that such Subsidiary is to be joined as a Borrower hereunder), as applicable, which joinder shall include such provisions as Agent shall consider necessary or desirable for the inclusion of such Subsidiary as a Borrower or other Loan Party including such provisions as are necessary or desirable to reflect the formation of such Subsidiary under the laws of a jurisdiction other than Canada or the location of Collateral outside of Canada) and a guarantee of the Obligations, if required, together with such other security agreements, as well as appropriate financing statements (and with respect to all Real Property Collateral subject (or required hereunder to be subject) to a Mortgage, fixture filings) all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (other than Excluded Property, as defined in the Canadian Security Documents); to the applicable Canadian Security Documents, the guarantee and such other security agreements shall not be required to be provided to Agent with respect to Obligations, if the costs to the Loan Parties of providing such guarantee or such security agreements are unreasonably excessive (as determined by Agent in consultation with Administrative Borrower) in relation to the benefit to Agent and the Lenders of the security or guarantee afforded thereby and (b) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its reasonable judgment, is necessary with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, or other documentation with respect to all Real Property Collateral owned in fee simple (for the avoidance of doubt excluding any leasehold properties) and required to be subject to a Mortgage), and (y) within 60 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion), (a) cause such new Subsidiary to provide to Agent Mortgages with respect to any Real Property owned in fee simple (for the avoidance of doubt excluding any leasehold properties) of such new Subsidiary with a fair market value greater than $500,000, as well as appropriate fixture filings, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the Real Property assets of such newly formed or acquired Subsidiary); and (b) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, evidence of flood certification documentation (to the extent required) or other documentation with respect to all Real Property owned in fee and subject to (or required hereunder to be subject to) a Mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.14 shall constitute a Loan Document.

5.15.  Further Assurances. Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver, or cause to be executed or delivered to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by any Loan Party with a fair market value in excess of $500,000, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, if any Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, Borrower, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of each Loan Party, including all of the outstanding Equity Interests of Borrower and its Subsidiaries. Without limiting the generality of the foregoing, the Borrower shall ensure that promptly, and in no event more than 15 days, following the Montrovest Merger, Montel Sàrl shall sign an acknowledgment and confirmation in respect of the Montrovest Subordination Agreement in form and substance satisfactory to the Agent.

5.16.  Location of Inventory; Chief Executive Office, Etc.. Borrower will, and will cause each other Loan Party to, keep its Inventory only at (or in-transit between or to) its locations identified on Schedule 4.23 and its chief executive office (and registered office) only at the locations identified on Schedule 4.23; provided, that Administrative Borrower may amend Schedule 4.23 so long as such amendment occurs by written notice to Agent not less than 10 days, or such later date as Agent agrees in its sole discretion, prior to the date on which such Inventory is moved to such new location or such chief executive office or registered office is relocated and so long as such new location is within continental Canada in the case of the chief executive office and the registered office of a Loan Party. Furthermore, upon request, Borrower will provide the Agent with copies of all existing agreements, and promptly after execution thereof provide the Agent upon request with copies of all future agreements, between a Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral having an aggregate value of more than the Dollar Equivalent of $500,000 may be kept or that otherwise may possess or handle any Collateral.

5.17.  Canadian Compliance. In addition to and without limiting the generality of Section 5.11, with respect to any Canadian Pension Plan established after the Closing Date, Borrower will, and will cause each of its Subsidiaries to, (a) comply with applicable provisions and funding requirements of the Income Tax Act (Canada) and applicable federal or provincial pension benefits legislation and other applicable laws with respect to all Canadian Pension Plans except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) furnish to Agent upon Agent’s written request such additional information about any Canadian Pension Plan for which Borrower or its Subsidiaries would reasonably expect to incur any material liability. All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of Canadian statutory benefit plans that Borrower or any of its Subsidiaries is required to participate in or comply with, including the Canada Pension Plan or Quebec Pension Plan as maintained by the Government of Canada or Province of Quebec,

respectively, and plans administered pursuant to applicable workplace safety insurance and employment insurance legislation will be paid or remitted by each such Person in accordance with the terms thereof, any agreements relating thereto and all applicable laws except (i) to the extent that any amount so payable is subject to a Permitted Protest and a Canadian Priority Payable Reserve for such amount has been established (ii) for failures resulting from administrative oversight which are promptly remedied once Borrower or its Subsidiary becomes aware thereof.

5.18.  Credit Card Notifications. Within 30 days of the Closing Date (or such later date as Agent may agree), deliver to the Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit C-2, or otherwise in form and substance reasonably acceptable to Agent, which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Issuers and Credit Card Processors listed on Schedule 4.25. No Loan Party shall enter into any agreements with Credit Card Issuers or Credit Card Processors other than the ones expressly contemplated herein or in Section 4.25 unless Agent has received a copy of the Credit Card Notification sent to such new or additional Credit Card Issuer or Credit Card Processor.

5.19.  Sales Taxes. If requested by the Agent, the Borrower shall provide cash collateral in Canadian Dollars in order to secure the Borrower’s obligations for sales, harmonized sales, or goods and services Tax which are past due.

5.20.  [Reserved].

5.21.  Lenders’ Meetings. Upon the request of any Agent or the Required Lenders, participate in a meeting of the Agent and the Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Agent) at such time as may be agreed to by the Borrower and the Agent.

6.  NEGATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

6.1.  Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2.  Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3.  Restrictions on Fundamental Changes. Borrower will not, and will not permit any of its Subsidiaries to,

(a)   other than in order to consummate a Permitted Acquisition, enter into any merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its Equity

Interests, except for (i) any merger or amalgamation between Loan Parties; provided that Borrower must be the survivor of any merger or amalgamation to which it is a party (or, in the case of an amalgamation, the continuing corporation resulting therefrom must be liable for the Obligations of Borrower under the Loan Documents), (ii) any merger or amalgamation between a Loan Party (other than Borrower) and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger or amalgamation (or, in the case of an amalgamation, the continuing corporation resulting therefrom) must be liable for the Obligations of such Loan Party under the Loan Documents and the priority of the Agent’s Liens on the Collateral is not affected thereby, and (iii) any merger or amalgamation between Subsidiaries of Borrower that are not Loan Parties,

(b)   liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of non-operating Subsidiaries of Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of Borrower that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of Borrower that is not liquidating or dissolving, or

(c)   suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4,

6.4.  Disposal of Assets. Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets other than (a) Permitted Dispositions; (b) transactions expressly permitted by Sections 6.3 or 6.9; and (c) sales of equipment, furniture and fixtures in the ordinary course of business to a Person other than a Subsidiary that is not a Loan Party and subject to compliance with Section 6.10, if applicable, provided the proceeds of such sales of equipment shall be applied to repay, subject to the Intercreditor Agreement, the Term Loan hereunder.

6.5.  Nature of Business. Borrower will not, and will not permit any of its Subsidiaries to, make any change in the nature of its or their business as described in Section 4.28 or Schedule 6.5 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

6.6.  Prepayments and Amendments. Borrower will not, and will not permit any of its Subsidiaries to,

(a)   Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i)  make any payments in respect of the Montrovest Debt other than, so long as no Default or Event of Default then exists or would (after taking into consideration the payment to be made) result therefrom and subject to the Montrovest Subordination Agreement, (x) regularly scheduled payments of interest in respect of the Montrovest Debt as and when due pursuant to the Montrovest Debt Documents (y) the principal payments of US$1,250,000 on or about July 20, 2018 and US$1,250,000 on or about July 20, 2019 pursuant to the Montrovest Debt 2017 and (z) the fee payment in an aggregate amount not to exceed $10,000 annually pursuant to the Montrovest Debt 2017. No other prepayment of, or payment of principal on, the Montrovest Debt may be made without the prior written consent of Agent in its sole discretion, unless the Restricted Payment Conditions are satisfied with respect to such prepayment or payment.

(ii)  make any payment on account of Indebtedness (other than as permitted under paragraph (a)(i) above) that has been contractually subordinated in right of payment to the Obligations if (A) such payment is not permitted at such time under the subordination terms and conditions applicable to such Indebtedness and, (B) where applicable, the Restricted Payment Conditions have not been satisfied,

(iii)  make any payment on account of the Damiani Subordinated Indebtedness other than payments in the amounts and on the due dates therefor set out in the Damiani Inventory Purchase Agreement provided that any such payment is permitted to be made at such time under the Damiani Subordination Agreement.

(b)   Directly or indirectly, amend, modify, or change any of the terms or provisions of, or, in the case of (b)(i) only, waive any of its material rights under:

(i)  The Revolving Loan Documents (except to the extent expressly permitted by the Intercreditor Agreement), the Management Agreement (except to the extent expressly permitted by the Management Subordination Agreement), the Quebec Subordinated Debt Documents, the Damiani Purchase Documents, the RM JV Agreement to the extent that, in the case of the RM JV Agreement, such amendment, modification or change would be reasonably expected to be adverse to the interests of the Lenders, the Montrovest Debt Documents (except to the extent expressly permitted by the Montrovest Subordination Agreement) or any Additional Subordinated Debt Documents or any other agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness that is contractually subordinated in right of payment to the Obligations; or

(ii)  the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

Each Loan Party shall deliver to Agent complete and correct copies of any amendment, restatement, supplement or other modification to or waiver of the Management Agreement, the Quebec Subordinated Debt Documents, the Damiani Purchase Documents, the RM JV Agreement, the Montrovest Debt Documents, any Additional Subordinated Debt Documents or Governing Documents.

6.7.  Restricted Payments. Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment; provided, that, so long as it is permitted by law, and, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom,

(a)   Borrower may declare and pay distributions to the holders of its Equity Interests so long as the Restricted Payment Conditions are satisfied and Administrative Borrower has delivered a certificate to Agent prior to the payment of any such distribution certifying satisfaction of the Restricted Payment Conditions,

(b)   Loan Parties shall be permitted to make payments of principal and interest on Permitted Intercompany Advances,

(c)   Borrower shall be permitted to pay Gestofi S.A. fees and expenses in an aggregate amount not greater than US$300,000 for each calendar year for services provided to Borrower by employees of Gestofi S.A., as well as the amounts permitted to be paid pursuant to the Management Subordination Agreement, provided that no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom,

(d)   Borrower shall be permitted to, without duplication, (i) pay to any of Regaluxe S.r.L., Montrovest or Gestofi S.A., an aggregate amount not to exceed US$300,000 in any Fiscal Year (or such greater amount to the extent consented to in writing by the Agent in its sole discretion) for expenses incurred by any of Regaluxe S.r.L., Montrovest or Gestofi S.A. on behalf of (a) the Chairman of the Board of Directors of the Borrower in connection with carrying out his duties as Chairman of the Board of Directors of the Borrower in the ordinary course of business and (b) the Chairman of the Executive Committee of the Borrower in connection with carrying out his duties as Chairman of the Executive Committee of the Borrower in the ordinary course of business, (ii) pay to Niccolo Rossi, an aggregate amount not to exceed €225,000 in any calendar year for carrying out his duties as Chairman of the Board of Directors of the Borrower plus, an aggregate amount not to exceed EUR€60,000 in any calendar year for carrying out his duties as Chairman of the Executive Committee of the Borrower and (iii) (x) pay Regaluxe S.r.L. a fee of not more than 3.5% of the total price of the goods sold to Regaluxe S.r.L. in the form of a discount (which fee shall be payable to cover import duties and the carrying costs of value-added Taxes financing), and (y) reimburse Regaluxe S.r.L. for other reasonable costs and expenses incurred by Regaluxe S.r.L. in connection with the importation by Regaluxe S.r.L. of goods of the Borrower and the subsequent sale of such goods by Regaluxe S.r.L. to certain Italian jewelry stores (so long as, to the extent requested by the Agent, the Agent is provided with satisfactory documentation supporting such fees, costs and expenses), provided that in each case, no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom, and

(e)  Borrower shall be permitted to pay Carlo Coda Nunziante (i) up to an amount not greater than EUR€150,000 in the aggregate per annum on account of consulting services provided to the Borrower, (ii) reimbursement of expenses in connection therewith and (iii) applicable taxes payable by Borrower in connection therewith.

6.8. Accounting Methods. Borrower will not, and will not permit any of its Subsidiaries to, modify or change its Fiscal Year or its method of accounting (other than as may be required to conform to GAAP, subject to Section 1.2).

6.9. Investments. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

6.10. Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of Borrower or any of its Subsidiaries except for:

(a)   transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or its Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, provided, however the foregoing restrictions shall not apply to transactions between any Loan Party and any other Loan Party,

(b)   so long as it has been approved by Borrower’s or its applicable Subsidiary’s Board of Directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers), officers and employees of Borrower or its applicable Subsidiary,

(c)   so long as it has been approved by Borrower’s or its applicable Subsidiary’s Board of Directors (or comparable governing body) in accordance with applicable law, reasonable and customary fees, compensation, benefits and incentive arrangements paid or provided to, and indemnities provided on behalf of or to, officers, directors or employees of Borrower (or any direct or indirect Borrower thereof) or any of Borrower’s Subsidiaries,

(d)  transactions permitted by Section 6.3 or Section 6.7, or any Permitted Intercompany Advance,

(e)   any transaction with an Affiliate otherwise permitted hereunder where the only consideration paid by Borrower or any Subsidiary is Borrower’s Qualified Equity Interests, and

(f)  loans or advances to directors, officers and employees permitted under Section 6.9.

6.11. Use of Proceeds. Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than as contemplated in Section 2.3(c).

6.12. Limitation on Issuance of Equity Interests. Borrower will not, and will not permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests, other than (a) the issuance or sale of Qualified Equity

Interests by Borrower, (b) the issuance and sale of Qualified Equity Interests by any Loan Party or any Subsidiary of a Loan Party to a Loan Party to which such Loan Party is a direct Subsidiary, (c) the issuance and sale of Qualified Equity Interests by any Subsidiary that is not a Loan Party to another Subsidiary, (d) transfers and replacements of then-outstanding Equity Interests, provided that any such transfer or replacements do not (i) give rise to a Change of Control, (ii) include any transfer of Equity Interests held by a Loan Party to a Person that is not a Loan Party (other than a Permitted Disposition) or (ii) include any transfer of Equity Interests from a Loan Party to a Person that is not a Loan Party (other than a Permitted Disposition), (e) the issuance or sale of Qualified Equity Interests by any Person that is not a Loan Party, and (f) issuances of Qualified Equity Interests by a newly created Subsidiary to such Subsidiary’s direct parent in accordance with the terms of the Agreement.

6.13. Canadian Employee Benefits. Borrower will not, and will not permit any of its Subsidiaries to:

(a)   establish, maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Canadian Defined Benefit Plan or amalgamate with any Person if such Person, sponsors, administers, contributes to, participates in or has any liability in respect of, any Canadian Defined Benefit Plan other than a Canadian Multi-Employer Plan, unless a Canadian Priority Payables Reserve for unremitted and due pension plan contributions or wind-up deficiency amounts has been established.

(b)  terminate any Canadian Pension Plan in a manner, or take any other action with respect to any Canadian Pension Plan, which would reasonably be expected to result in a Material Adverse Effect, or

(c)   fail to make full payment when due of any amounts, under the provisions of any Canadian Pension Plan, any agreement relating thereto or applicable law if such failure would reasonably be expected to result in a Material Adverse Effect.

6.14. Sale and Leaseback Transactions. Borrower will not, and will not permit any of its Subsidiaries to, become or remain liable as lessee or as a guarantor or other surety, directly or indirectly, with respect to any lease whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that a Borrower and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Borrower or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would constitute a Permitted Sale Leaseback Transaction, assuming the sale and leaseback transaction constituted Indebtedness in a principal amount not to exceed the gross proceeds of the sale.

6.15. Negative Pledges. Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any Permitted Liens securing,

Capitalized Lease Obligations or Permitted Purchase Money Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) the Revolving Loan Documents, (d) restrictions set forth in the RM JV Agreement (applicable only to the assets that are the subject of such agreement and the equity interests in RM JV) and any other provision limiting the disposition or distribution of assets or property in joint venture agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements to the extent such joint venture or similar agreement is permitted under this Agreement, (e) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Equity Interests or assets of such Subsidiary that applies only to the Equity Interests or assets of such Subsidiary, (f) customary provisions in leases, licenses and other contracts restricting the assignment thereof, (g) any other agreement that does not restrict in any manner (directly or indirectly) Liens which may now or hereafter be created pursuant to any of the Loan Documents to secure any Obligations, and (h) any prohibition that (i) exists pursuant to the requirements of applicable law, (ii) consists of customary restrictions and conditions contained in any agreement relating to any transaction permitted under Section 6.3 or 6.4, (iii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of a Borrower or its Subsidiaries, (iv) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (v) exists in any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired or (vi) is imposed by any renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) that are otherwise permitted by the Loan Documents or the contracts, instruments or obligations referred to in clause (b), (c), (d), (e), (f), (g), (h)(iv) or (h)(v) above; provided that such renewals, extensions, refinancings, refunds or replacements (or successive extensions, renewals, refinancings, refunds or replacements), taken as a whole, are not more materially restrictive with respect to such prohibitions than those contained in the original agreement, as determined in good faith by the Board of Directors of Borrower.

6.16. Restrictions on Subsidiary Distributions. Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (iii) make loans or advances to Borrower or any other Subsidiary of Borrower, or (iv) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower, except in each case, encumbrances or restrictions (a) imposed by this Agreement and the other Loan Documents, (b) contained in an agreement with respect to a Permitted Disposition, (c) contained in any agreements governing any Permitted Liens securing Capitalized Lease Obligations or Permitted Purchase Money Indebtedness otherwise permitted hereby (in which case, any encumbrance or restriction shall only be effective against the assets financed thereby), (d) constituting customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (e) contained in any agreement of a Subsidiary that is not a Loan Party governing Permitted Indebtedness, (f) contained in any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, or (g) contained in, or existing by reasons of, any agreement or instrument (i) existing on the Closing Date, (ii) relating to property existing at the time of the acquisition thereof, so long as the encumbrance or restriction relates only to the property so acquired, (iii) relating to any Indebtedness of, or otherwise to, any Subsidiary at the time such Subsidiary was merged, amalgamated or consolidated with or into, or acquired by, a Borrower or a Subsidiary or became a Subsidiary and not created in contemplation thereof, (iv) effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness issued under an agreement referred to in clauses (c), (e), (f) and (g)(i) through (g)(iii) above, so long as the encumbrances and restrictions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the encumbrances and restrictions contained in the original agreement, as determined in good faith by the Board of Directors of Borrower, (v) constituting customary provisions restricting subletting or assignment of any leases of a Borrower or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, (vi) constituting restrictions on the sale or other disposition of any property securing Indebtedness as a result of a Lien on such property permitted hereunder, (vii) constituting restrictions on net worth or on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (viii) constituting provisions contained in agreements or instruments relating to Indebtedness permitted hereunder that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument, or (ix) constituting any encumbrance or restriction with respect to property under a lease or other agreement that has been entered into for the employment or use of such property.

6.17. Business Activities; Permitted Store Closings. Borrower will not, and will not permit any of its Subsidiaries to (a) engage directly or indirectly (whether through the Subsidiaries or otherwise) in any type of business other than the businesses conducted by the Loan Parties on the Closing Date and in related businesses, (b) execute, alter, modify, or amend any lease; provided, however, that the Loan Parties may (i) alter, modify or amend any lease in a manner which is not detrimental to the Loan Parties so long as any such alteration, modification or amendment does not adversely affect any rights of the Agents or the Lenders hereunder and (ii) the Loan Parties may terminate the leases on the retail locations which constitute a Permitted Store Closing, or (c) except as provided in clause (b) hereof, commit to close any location at which a Loan Party maintains, offers for sales, or stores any of the Collateral.

6.18. Margin Regulations. Borrower will not, and will not permit any of its Subsidiaries to, use all or any portion of the proceeds of the Term Loan to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

6.19. No Speculative Transactions. Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction involving commodity options, futures contracts or similar transactions other than Secured Hedging Agreements.

6.20. Amendment of Rolex Canada Documents. Borrower will not, and will not permit any of its Subsidiaries to, amend any provision of any Rolex Canada Document in a manner adverse to the Agent and the other Secured Parties without the prior written consent of the Agent.

6.21. [Reserved].

6.22. Anti-layering. Notwithstanding the foregoing, neither a Loan Party nor any Subsidiary of a Loan Party will create or incur any Indebtedness which is contractually subordinated or junior in right of payment to any other Indebtedness of the Loan Parties, unless such Indebtedness is also subordinated or junior in right of payment, in the same manner and to the same extent, to the Obligations.

7.  [RESERVED].

8.  EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1. Payments. If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due to the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of (x) 1 Business Day for failure to pay interest and (y) 3 Business Days for failure to pay any other amounts due under clause (a) hereof, and (b) all or any portion of the principal of the Term Loan.

8.2.  Covenants. If any Loan Party or any of its Subsidiaries:

(a)    fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.5, 5.1, 5.2, 5.3 (solely to the extent that the Borrower is not in good standing in its jurisdiction of organization), 5.6, and 5.10 (solely if Borrower refuses to allow Agent or its representatives or agents to visit Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrower’s affairs, finances, and accounts with officers and employees of Borrower), (ii) Section 6, (iii) Section 7, or (iv) Section 7 of the Canadian Security Agreement;

(b)  fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.11, 5.14, 5.15, 5.16 and such failure continues for a period of 15 days after the earlier of (i) the date on which such failure shall first become known to any officer of

Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent; or

(c)   fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) the date on which written notice thereof is given to Administrative Borrower by Agent;

8.3. Judgments. If one or more judgments, requirements to pay, orders, or awards for the payment of money, or requirements to pay money, involving an aggregate amount of $1,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 45 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4. Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5. Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6. Default Under Other Agreements. If there is (a) a breach or default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or (b) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party involving an aggregate Hedge Termination Value of $1,000,000 or more, beyond any grace period provided therefor;

8.7. Default under Revolving Loan Documents. If there is (i) any breach or default of a Loan Party or any of its Subsidiaries occurs under any of the Revolving Loan Documents (or any documents relating to renewals, refinancings and extensions of the Debt incurred thereunder)

or any Secured Hedging Agreement or (ii) any such Debt shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled or required prepayment), prior to the stated maturity thereof; provided that such breach or default shall be deemed continuing hereunder until the Agents or the Required Lenders have expressly waived such breach or default in writing, notwithstanding the fact that such breach or default may have been waived under the terms of the Revolving Loan Documents or any Secured Hedging Agreement;

8.8. Default Under Damiani Purchase Documents. If (i) the Borrower fails to make any payment when due and payable under the Damiani Inventory Purchase Agreement or if there is a material breach or default by a Loan Party or any of its Subsidiaries under any of the Damiani Purchase Documents and, in each case, such failure, breach or default continues for a period of at least thirty (30) days, (ii) any Damiani Subordinated Indebtedness shall become or be declared to be due and payable, or be required to be prepaid (other than by a scheduled or required payment in accordance with the terms of the Damiani Inventory Purchase Agreement), prior to the stated due date thereof (iii) any action is taken by Damiani to initiate the commencement of a Standstill Period (as defined in the Damiani Subordination Agreement) or (iv) the validity or enforceability of the Damiani Subordination Agreement shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or Damiani or any of its Affiliates or agents shall be permitted (by judicial order or otherwise) to take enforcement actions or institute any proceeding (including for the return of Inventory) against any Obligor or any Assets in violation of the Damiani Subordination Agreement;

8.9. Subordinated Debt Documents. (i) the earlier of (A) receipt by a Loan Party or any of its Subsidiaries of notice from any applicable party under any of the Rolex Canada Documents, the Quebec Subordinated Debt Documents, the Montrovest Debt Documents or the Additional Subordinated Debt Documents of the occurrence and continuance of a payment default or the occurrence of a payment default under any of such agreements which has continued for fifteen (15) days or (B) any other material breach or default of a Loan Party or any of its Subsidiaries occurs under any of the Rolex Canada Documents, the Quebec Subordinated Debt Documents, the Montrovest Debt Documents or the Additional Subordinated Debt Documents (or any documents relating to renewals, refinancings and extensions of the Debt incurred thereunder) or (ii) any such Debt shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled or required prepayment), prior to the stated maturity thereof;

8.10. Compliance Certificate; Borrowing Base Certificate; Representations. If (i) any information contained in any Compliance Certificate or Borrowing Base Certificate was untrue or incorrect in any material respect when made or (ii) any representation or warranty made or delivered to the Agent or any Lender by any Loan Party herein, in connection with any Loan Document or transaction contemplated thereby, or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate or Compliance Certificate) is untrue, incorrect or misleading in any material respect when given or confirmed (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

8.11. Guarantee. If the obligation of any Guarantor under the guarantee of any of the Obligations (including any guarantee contained in any Loan Document) is limited in any material respect or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

8.12. Security Documents. If any Canadian Security Document or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected (to the extent required thereby) and, except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted Purchase Money Liens, the interests of lessors under Capital Leases, subject to the Intercreditor Agreement, first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent;

8.13. Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.14. Change of Control. A Change of Control shall occur, whether directly or indirectly; or

8.15. Material Damage or Loss. There shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than 5 consecutive days, the cessation or substantial curtailment of revenue producing activities at more than 5 retail locations not covered by business interruption insurance.

9.   RIGHTS AND REMEDIES.

9.1.  Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Administrative Borrower), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)  declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower; and

(b)   exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations, inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations, whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrower shall automatically be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrower.

9.2. Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the PPSA, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. WAIVERS; INDEMNIFICATION.

10.1.  Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group pursuant to the Loan Documents on which Borrower may in any way be liable.

10.2.  The Lender Group’s Liability for Collateral. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the PPSA, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

10.3.  Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent- Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought but without duplication of any losses, costs and expenses as to which a Borrower is liable to such Indemnified Person pursuant to Section 2.7 or Article 16), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrower shall not be liable for costs and expenses (including lawyers’ fees) of any Lender (other than SLR Credit Solutions) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16 except to the extent arising from primarily a non- Tax claim), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, Borrower shall not have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, lawyers, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

10.4. Subordination; Subrogation. Until the payment in full of all of the Obligations, the Borrower agrees not to exercise, and the Borrower hereby waives, any rights against any other Loan Party as a result of payment by such Borrower hereunder by way of subrogation, reimbursement, restitution, contribution or otherwise, and the Borrower will not prove any claim in competition with any Agent or any Lender in respect of any payment hereunder in any proceedings of any nature in any Insolvency Proceeding; the Borrower will not claim any set-off, recoupment or counterclaim against any other Loan Party in respect of any liability of a Loan Party to any other Loan Party; and the Borrower waives any benefit of and any right to participate in any Collateral which may be held by the Agent or any Lender. The Borrower agrees that, after the occurrence and during the continuance of any Default or Event of Default, the Borrower will not demand, sue for or otherwise attempt to collect any Debt of any other Loan Party to the Borrower until payment in full of all of the Obligations. If, notwithstanding the foregoing sentence, the Borrower shall collect, enforce or receive any amounts in respect of the Debt of any other Loan Party in violation of the foregoing sentence while any Obligations of such other Loan Party are still outstanding or while any Commitments are outstanding, such amounts shall be collected, enforced and received by such Borrower as trustee for the Agent and the Lenders and be paid over to the Agent, for the benefit of the Agent and the Lenders on account of the Obligations of the Borrower without affecting in any manner the liability of the Borrower under the other provisions hereof. The provisions of this section shall survive the expiration or termination of this Agreement and the other Loan Documents.

11.  NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Borrower or Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Borrower or Administrative Borrower:	Birks Group Inc. 2020 Robert-Bourassa Blvd. Suite 200 Montreal, Quebec H3A 2A5 Attn: Chief Financial Officer Fax No.: 514-397-2537 Email: kfontana@birksgroup.com

with copies to:	Birks Group Inc. 2020 Robert-Bourassa Blvd. Suite 200 Montreal, Quebec H3A 2A5 Attn: General Counsel Fax No.: 514-397-2537 Email: mmelfi@birksgroup.com

If to Agent:

SLR Credit Solutions

Two International Place, 17th Floor

Boston, MA 02110 USA

Attn:  Rebecca E. Tarby

Fax No.:    617-428-8701

Email: rtarby@slrcreditsolutions.com

And a copy (which shall not constitute notice) to:

Proskauer Rose LLP

One International Place

Boston, MA 02110 USA

Attn:  Peter J. Antoszyk, Esq.

Fax No.:    617-526-9899

Email:pantoszyk@proskauer.com

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

Each Loan Party hereby authorizes the Agent and the Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party or any Subsidiary.

12.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a)  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH

THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b)  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE PROVINCE OF ONTARIO; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)  BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE PROVINCE OF ONTARIO, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)  NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, ANY SWING LENDER, ANY OTHER LENDER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-

FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

13.	ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1.	Assignments and Participations.

(a)   (i)  Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitment) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)  Administrative Borrower; provided, that no consent of Administrative Borrower shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender or a Related Fund; provided further, that Administrative Borrower shall be deemed to have consented to a proposed assignment unless it objects thereto by written notice to Agent within 10 Business Days after having received notice thereof; and

(B)  Agent; provided that no such consent shall be required in connection with an assignment to a Person that is a Lender or an Affiliate of a Lender (other than a natural person).

(ii)  Assignments shall be subject to the following additional conditions:

(A)  no assignment may be made to a natural person,

(B)   no assignment may be made to a Loan Party or an Affiliate of a Loan Party,

(C)  the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(D)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E)  the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrower and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee,

(F)  unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and

(G)  the Assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”), and

(b)   From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.8(a).

(c)   By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)   Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)  Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)   In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.8, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

(g)   Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of the Bank of Canada and the Bank of Canada may enforce such pledge or security interest in any manner permitted under applicable law.

(h)   Agent (acting solely for this purpose as a non-fiduciary agent on behalf of Borrower) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Commitments (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Commitments to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrower shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Commitments to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrower, shall maintain a register comparable to the Register.

(i)   In the event that a Lender sells participations in the Registered Loan, such Lender, acting solely for this purpose as a non-fiduciary agent on behalf of Borrower, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(j)   Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrower from time to time as Borrower may reasonably request.

13.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by Borrower is required in connection with any such assignment.

14.	AMENDMENTS; WAIVERS.

14.1.	Amendments and Waivers.

(a)   No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly and adversely affected thereby and in the case of an amendment, all of the Loan Parties that are party thereto, do any of the following:

(i)  increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii)  postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document, provided, however, that, notwithstanding anything to the contrary in this Agreement, any waiver (or amendment to the terms) of any mandatory prepayment of the Term Loan pursuant to Section 2.3 shall be effective when signed or consented to by the Required Lenders and Agent,

(iii) reduce the principal of, or the rate of interest on, any Loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.3 (which waiver shall be effective with the written consent of the Required Lenders,

(iv) amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v) amend, modify, or eliminate Section 3.1,

(vi) amend, modify, or eliminate Section 15.10,

(vii) other than as permitted by Section 15.10, release Agent’s Lien in and to any of the Collateral,

(viii) amend, modify, or eliminate the definitions of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”,

(ix) contractually subordinate any of Agent’s Liens (other than in respect of Permitted Liens securing the Revolving Loan Debt, Capital Leases or Permitted Purchase Money Indebtedness permitted hereunder),

(x) other than in connection with a merger, amalgamation, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, or

(xi) amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties or Affiliates of Loan Parties;

(b)   No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrower (and shall not require the written consent of any of the Lenders), or

(ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrower, and the Required Lenders;

(c)   No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrower and the Supermajority Lenders, modify, or eliminate the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Credit Card Receivables and Eligible Inventory that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Borrowing Base, but not otherwise, or the definition of Maximum Credit Amount; and

(d)  Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender.

14.2. Replacement of Certain Lenders.

(a)   If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of the Required Lenders, the Supermajority Lenders or all Lenders directly and adversely affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders, the Supermajority Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrower or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”), together with its Affiliates, or any Lender that made a claim for compensation (a “Tax Lender”), together with its Affiliates, with one or more Replacement Lenders, and the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall specify a closing date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)  Prior to the closing date of such replacement, the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Non- Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the closing date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall be made in accordance with the terms of

Section 14.2. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender (and its Affiliates) or Tax Lender (and its Affiliates), as applicable, shall remain obligated to make the Non-Consenting Lender’s (and its Affiliates’) or Tax Lender’s (and its Affiliates’), as applicable, Pro Rata Share of the Term Loan.

14.3. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.  AGENT; THE LENDER GROUP.

15.1. Appointment and Authorization of Agent. Each Lender hereby designates and appoints Crystal Financial LLC (d/b/a SLR Credit Solutions) as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby irrevocably authorize the Agent to enter into the Intercreditor Agreement and agree to be bound by the provisions thereof. Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (d) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (e) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2. Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or its Subsidiaries.

15.3. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

15.4. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.3, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.5. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent- Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender with any credit or other information with respect to Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

15.6. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, legal fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

15.7. SLR Credit Solutions in Individual Capacity. SLR Credit Solutions and its Affiliates may make loans to, issue letters of credit for the account of, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Crystal Financial LLC (d/b/a SLR Credit Solutions) were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, SLR Credit Solutions or its Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include SLR Credit Solutions in its individual capacity.

15.8. Successor Agent. Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrower (unless such notice is waived by Borrower). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.9. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.10. Collateral Matters.

(a)   The Lenders hereby irrevocably authorize Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which neither Borrower nor any of its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to Borrower or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.10. The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, or similar Insolvency Laws in any other relevant jurisdiction, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the PPSA, including pursuant to Sections 9-610 or 9-620 of the PPSA or similar Insolvency Laws in any other relevant jurisdiction or any similar provision of the PPSA, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non- cash consideration. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.10; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrower in respect of) any and all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures, a Capital Lease or a Permitted Purchase Money Indebtedness permitted hereunder or the Revolving Loan Documents.

(b)   Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by Borrower or its Subsidiaries or is cared for,

protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular Reserve hereunder or to determine whether the amount of any Reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise expressly provided herein.

(c)  Any sale or disposition of Collateral that is permitted under Section 6.4 (as modified or waived in accordance with Section 14.1) shall be free and clear of the Liens created by the Loan Documents.

15.11. Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or its Subsidiaries or any deposit accounts of Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.12. Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the PPSA or the applicable provisions of any STA, can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.13. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.14. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

15.15. Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a)   is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b)    expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’s and its Subsidiaries’ books and records, as well as on representations of Borrower’s personnel,

(d)    agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.8, and

(e)   without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(f)   In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower or its Subsidiaries to Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.16. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.6, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

15.17. Quebec Security. In its capacity as Agent, for the purposes of holding any hypothec granted to Agent, Crystal Financial LLC (d/b/a SLR Credit Solutions) is hereby appointed and shall serve as the hypothecary representative for all present and future Lenders as contemplated by Article 2692 of the Civil Code of Québec. Any person who becomes a Lender shall, by its execution of an Assignment and Acceptance be deemed to have consented to and confirmed Agent as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by Agent in such capacity. The substitution of Agent pursuant to the provisions of this Section 15 also constitute the substitution of the hypothecary representative.

16.   WITHHOLDING TAXES.

16.1.   Payments. All payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes except as required by applicable law, and in the event any deduction or withholding of Indemnified Taxes is required by applicable law, Borrower shall comply with the next sentence of this Section 16.1. If any Indemnified Taxes are required to be deducted or withheld on a payment made by any Loan Party, such Loan Party agrees that the amount payable by it shall be increased as necessary so that after such deduction or withholding is made every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount the Agent or the Lender would have received had no such deduction or withholding been made. Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law, certified copies of Tax receipts or other documentation reasonably requested by Agent evidencing such payment by Borrower to a Governmental Authority. In addition, Borrower agrees to pay any present or future stamp, value added, intangible transfer or documentary Taxes or any other excise or property Taxes, charges, or similar levies (“Other Taxes”) that arise from any payment made hereunder or from the execution, delivery, performance, recordation, enforcement or filing of, or otherwise with respect to this Agreement or any other Loan Document to the relevant Government Authority in accordance with applicable law. Loan Parties shall indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes or Other Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and any penalties, interest and reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other Tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes or Other Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee). The obligations of Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of the Agent, and the repayment of the Obligations.

16.2.   Exemptions.

(a)   If a Lender or Participant claims an exemption or reduction from withholding Tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be reasonably requested by Agent or required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding Tax before receiving its first payment under this

Agreement (including, for the avoidance of doubt, if requested, Canada Revenue Agency Forms NR-301, NR-302 or NR-303, as applicable), but only if such Lender or such Participant is legally able to deliver such forms and the completion, execution, or submission of such forms or other documentation in the reasonable judgment of such Lender would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender or its Affiliates, provided, that nothing in this Section 16.2(a) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its Tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b)    If a Lender or Participant claims exemption from, or reduction of, withholding Tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a), if applicable. Borrower agrees that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

16.3.  Reductions.

(a) If the Canada Revenue Agency or any other Governmental Authority of Canada or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold Tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4.  Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which Borrower has paid additional amounts pursuant to this Section 16, so long as no Event of Default has occurred and is continuing, it shall pay over such refund to Borrower (but only to the extent of payments made, or additional amounts paid, by Borrower under this Section 16 with respect to Indemnified Taxes or Other Taxes giving rise to such a refund and only to the extent that the Agent or the Lender, as applicable, is satisfied that it may do so without prejudice to its right, as against the relevant Governmental Authority, to retain such refund), net of all out-of-pocket expenses (including Taxes) of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrower, upon the request of Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross fault of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16.4 shall not be construed to (a) interfere with the right of the Agent or any Lender to arrange its affairs in whatever manner it thinks fit and, or (b) require Agent or any Lender to make available its Tax returns (or any other information which it deems confidential) to Borrower or any other Person. Further notwithstanding anything to the contrary in this Section 16.4, in no event will an Agent or Lender be required to pay any amount to Borrower pursuant to this Section 16.4, the payment of which would place such Agent or Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

17.   GENERAL PROVISIONS.

17.1.  Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2.  Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3.  Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4.  Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5.  Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.6.  Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.7.  Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code or other Insolvency Laws relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

17.8.  Confidentiality.

(a)    Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group, provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.8, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrower, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.8 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.8 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto to the extent such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrower with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)    Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent; provided that, in the case of this clause, Agent will submit its proposed form of “tombstone” or comparable advertising to the Administrative Borrower for approval prior to Agent’s initial external use thereof, which approval of the Administrative Borrower shall not be unreasonably withheld, conditioned or delayed, and, following receipt of such approval from the Administrative Borrower, Agent shall not be required to see further approval for any Loan Party to use such “tombstone” or other comparable advertising on its website or in its other marketing materials.

(c)   The Loan Parties hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

17.9.   Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid and so long as the Commitments have not expired or been terminated.

17.10. Patriot Act; Canadian Anti-Money Laundering & Anti-Terrorism Legislation.

(a)   Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrower.

(b)   Each Loan Party acknowledges that, pursuant to the provisions of Canadian Anti-Money Laundering & Anti-Terrorism Legislation, Agent and Lenders may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby. The Loan Parties shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or Agent, or any prospective assign or participant of a Lender or Agent, necessary in order to comply with any applicable Canadian Anti-Money Laundering & Anti- Terrorism Legislation, whether now or hereafter in existence. If Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation, then the Agent:

(i)   shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation; and

(ii)   shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the provisions of this Section and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

17.11. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

17.12. Birks Group Inc. as Agent for Borrower. To the extent a Person other than Birks Group Inc. is a borrower hereunder, Borrower hereby irrevocably appoints Birks Group Inc. as the borrowing agent and attorney-in-fact for all Borrower (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Term Loan obtained for the benefit of Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrower hereunder and shall bind Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to Borrower), and (c) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain the Term Loan and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrower in order to utilize the collective borrowing powers of Borrower in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to Borrower as a result hereof. Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrower as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrower will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.12 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent- Related Person or Lender-Related Person, as the case may be.

17.13. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from Borrower in the Agreement Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to Borrower (or to any other Person who may be entitled thereto under applicable law).

17.14. Intercreditor Agreement. The parties hereto acknowledge that the exercise of certain of the Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement regarding intercreditor arrangements among the Agent and the Revolving Agent. Notwithstanding the foregoing, each Loan Party expressly acknowledges and agrees that the Intercreditor Agreement is solely for the benefit of the parties thereto, and that notwithstanding the fact that the exercise of certain of the Agent’s and Lenders’ rights under the Loan Documents may be subject to the Intercreditor Agreement, no action taken or not taken by the Agent or any Lender in accordance with the terms of the Intercreditor Agreement shall constitute, or be deemed to constitute, a waiver by the Agent or any Lender of any rights such Person has with respect to any Loan Party under any Loan Document and except as specified therein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agent and the Lenders, shall remain in full force and effect.

17.15. No Setoff. All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BIRKS GROUP INC.

By:
Name:
Title:

By:
Name:
Title:

CRYSTAL FINANCIAL LLC, as Agent,

By:
Name: Rebecca E. Tarby
Title: Managing Director

CRYSTAL FINANCIAL SPV LLC, as a Lender,

By:
Name: Rebecca E. Tarby
Title: Managing Director

Schedule 1.1

Definitions

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the PPSA).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or an intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions, including, to the extent applicable, the Chartered Professional Accountants Canada).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is either purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, amalgamation, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.15 of the Agreement.

“Additional Subordinated Debt” means such unsecured Indebtedness incurred by any Loan Party after the date of this Agreement to the extent that such Indebtedness is Permitted Indebtedness and is expressly subordinated to the payment in full of the Obligations on terms and conditions and pursuant to a Subordination Agreement in form, scope and substance satisfactory to Agent and the Required Lenders.

“Additional Subordinated Debt Documents” means all documents, instruments and agreements executed in connection with any Additional Subordinated Debt, any such documents, instruments and agreements being in form, scope and substance satisfactory to Agent and the Required Lenders.

“Adjusted ~~CDOR” for any applicable month, with respect to any portion of the Term Loan, the rate per annum quoted as the 90-day “CDOR Rate” as reported on the Refinitiv Screen Canadian Dollar Offered Rate (CDOR) Page~~ Canadian Prime Rate” means, for any day, a rate per annum equal to the “prime rate” for Canadian Dollar commercial loans made in Canada as reported by Thomson Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page to the extent such page is available (or any successor page or such other ~~page or~~ commercially available service ~~displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances as the Agent may designate from time to time, or if no such substitute service is available, the rate quoted~~or source (including the Canadian Dollar “prime rate” announced by a Schedule I bank under the Bank Act (Canada) ~~selected by the Agent at which such bank is offering to purchase Canadian Dollar bankers’ acceptances) as of 10:00 a.m. Eastern (Toronto)~~) as Agent may designate from time to time) (and, if any such reported rate is below one percent, then Adjusted ~~CDOR~~Canadian Prime Rate shall be deemed to be one percent), ~~two (2) Business Days prior to the Closing Date and each Interest Payment Date thereafter for any subsequent month~~in each case, less one hundred twenty five (125) basis points. Each determination of the Adjusted ~~CDOR rate~~Canadian Prime Rate shall be made by ~~the~~ Agent and shall be conclusive in the absence of manifest error.

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.

“Administrative Borrower” has the meaning specified therefor in Section 17.12 of the Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a)(ii)(G) of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.2(f) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts and Section 6.10 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Loan Account” means the Deposit Account identified on Schedule A-1 as Agent’s Loan Account (or such other Deposit Account that has been designated as such, in writing, by Agent to Administrative Borrower and the Lenders).

“Agent’s Liens” means the Liens granted by Borrower or any of its Subsidiaries to Agent under the Loan Documents and securing all or a portion of the Obligations.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Amendment No. 2 Effective Date” means July 2, 2020.

“Amendment No. 3 Effective Date” means August 31, 2021.

“Amendment No. 4 Effective Date” means December 15, 2021.

“Amendment No. 5 Effective Date” means December ~~23~~24, 2021.

“Applicable Inventory Percentage” means (i) 103.5% from the Fifth Amendment Effective Date to and including December 31, 2022, (ii) 103.25% from January 1, 2023 until March 25, 2023, and (iii) thereafter reducing as of the first day of each subsequent Fiscal Quarter by 0.25% until the Applicable Inventory Percentage reaches 102.5% where it shall remain until the Maturity Date;

“Applicable Margin” means, as of the Amendment No. 5 Effective Date until the first Pricing Date thereafter and from one Pricing Date to the next, the percentage determined in accordance with the pricing grid set forth below (the “Pricing Grid”):

Level	Modified Fixed Charge Coverage Ratio	Applicable Margin
I	Less than 1.00:1.00	7.75%
II	Greater than or equal to 1.00:1.00 but less than 1.25:1.00	7.00%
III	Greater than or equal to 1.25:1.00	6.75%

The Applicable Margin under the Pricing Grid may be adjusted from time to time on any Pricing Date following the delivery to the Agent of the financial statements of Borrower for the most recently ended Fiscal Quarter required to be delivered pursuant to Section 5.1 accompanied by a written calculation of the Modified Fixed Charge Coverage Ratio as set forth in the Compliance Certificate delivered in connection with such financial statements. If such calculation indicates that the Applicable Margin under the Pricing Grid shall increase or decrease based on the calculation of the Modified Fixed Charge Coverage Ratio set forth in such Compliance Certificate, then on the Pricing Date immediately following the date on which such Compliance Certificate is delivered to Agent, the Applicable Margin under the Pricing Grid shall be adjusted in accordance therewith and will remain in effect until the next Pricing Date; provided, however, that if the

Borrower shall fail to deliver any such financial statements or Compliance Certificate for any such Fiscal Quarter by the date required pursuant to Section 5.1, then, effective as of the first Business Day following the date such financial statements or Compliance Certificate, as applicable, were required to be delivered and continuing until the date that is five (5) Business Days immediately following the date on which such financial statements and Compliance Certificate have both been delivered to Agent, the Applicable Margin under the Pricing Grid shall be conclusively presumed to equal the percentage shown opposite of Level I in the Pricing Grid. In the event that the Agent determines that (a) the calculation of the Modified Fixed Charge Coverage Ratio on which the Applicable Margin under the Pricing Grid as of any Pricing Date was determined is inaccurate and (b) a proper calculation of the Modified Fixed Charge Coverage Ratio would have resulted in a higher Applicable Margin as of such Pricing Date, then (i) the Borrower shall as soon as practicable deliver to Agent a corrected Compliance Certificate for such period (and if such Compliance Certificate is not accurately restated and delivered within ten (10) Business Days after the first discovery of such inaccuracy or upon written notice by the Agent of such determination, then the Applicable Margin shown opposite of Level I in the Pricing Grid shall apply retroactively for such period notwithstanding any subsequent restatement thereof after such ten (10) Business Day period) and (ii) the Borrower will automatically and retroactively be obligated to pay to the Agent for the benefit of the Lenders, promptly on demand by the Agent, an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period.

Notwithstanding the foregoing, during the existence of an Event of Default, the Applicable Margin (A) shall not decrease in accordance with the Pricing Grid and (B) shall equal the percentage shown opposite of Level I in the Pricing Grid and, in each case, shall be subject to adjustment in accordance with Section 2.4(b).

“Applicable Premium Trigger Event” means (i) any prepayment by any Loan Party of all, or any part, of the principal balance of the Term Loan for any reason (including, but not limited to, any optional prepayment or mandatory prepayment, and distribution in respect thereof, and any refinancing thereof), whether in whole or in part, and whether before or after (x) the occurrence of an Event of Default, or (y) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations; (ii) the acceleration of the Obligations for any reason, including, but not limited to, acceleration in accordance with Section 9, including as a result of the commencement of an Insolvency Proceeding; (iii) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to the Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or (iv) the termination of this Agreement for any reason. For purposes of the definition of the term Early Termination Fee, if an Applicable Premium Trigger Event occurs under clause (ii), (iii) or (iv) above, the entire outstanding principal amount of the Term Loan shall be deemed to have been prepaid on the date on which such Applicable Premium Trigger Event occurs.

“Application Event” means the (a) occurrence of a failure by Borrower to repay all of the Obligations in full on the Maturity Date, or (b) the occurrence and continuance of an Event of Default and the election by the Agent (or at the direction of the Required Lenders) during such continuance to require that payments and proceeds of Collateral be applied pursuant to Section 2.3(b)(i)(A).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

“Assignee” has the meaning specified therefor in Section 13.1 of the Agreement.

“Assignee Group” means two or more Eligible Transferee that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.

“Authorized Person” means any one of the individuals identified on Schedule A-3 to the Agreement, as such schedule is updated from time to time by written notice from Administrative Borrower to Agent.

“Availability Block” means, as of any date of determination, the greater of (i) ten percent (10%) multiplied by the Borrowing Base (calculated without giving effect to the Availability Block), and (ii) $8,500,000 plus (A) from December 20 to and including January 20 of any given Fiscal Year, $5,000,000, or (B) from January 21 to and including January 31 of any given Fiscal Year, $2,000,000.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Benchmark” means, initially, the Term CORRA Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term CORRA Reference Rate, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(a).

“Benchmark Rate Business Day” means any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Ontario, Canada.

“Benchmark Replacement” means with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated Canadian Dollars at such time and (b) the related Benchmark Replacement Adjustment; provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustments” means, with respect to the replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and the Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Canadian Dollars at such time.

“Benchmark Replacement Date” means, the earliest to occur of the following events with respect to the then-current Benchmark:

(a)   in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(b)   in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) continues to be provided on such date.

 For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)   a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(b)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(c)   a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to the then-current Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Board of Directors” means, as to any Person, the Board of Directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the Board of Directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” has the meaning specified therefor in the preamble to the Agreement.

“Borrower Materials” has the meaning specified therefor in Section 17.8(c) of the Agreement.

“Borrowing” means the borrowing under the Term Loan made on or about the date hereof or a loan by Agent in the case of a Protective Advance.

“Borrowing Availability” means the lesser of (i) the sum of the “Commitments” (as defined in the Revolving Credit Agreement) plus the Commitments, and (ii) the Borrowing Base.

“Borrowing Base” means, as of any date of determination, the Canadian Dollar Equivalent amount of the result of:

(a)  102.5% of the amount of Eligible Credit Card Receivables of Borrower, plus

(b)  102.5% of the amount of Eligible Accounts of Borrower, provided that the amount thereof included in the Borrowing Base shall not exceed 20% of the aggregate amount of the Borrowing Base, plus

(c)  the Applicable Inventory Percentage of the amount calculated by multiplying the Inventory Net Recovery Percentage of the relevant Eligible Inventory Category identified in the most recent Inventory appraisal ordered and obtained by either the Revolving Agent pursuant to the Revolving Credit Agreement or Agent by the cost (based on GAAP) of such Eligible Inventory, provided that the amount of Eligible Non-Possessory Inventory included in Eligible Inventory for the purpose of calculating the Borrowing Base shall not exceed 5% of the aggregate amount of the Eligible Inventory, minus

(d)  the aggregate amount of Receivables Reserves, Loan to Value Reserves, Inventory Reserves, Canadian Priority Payables Reserves and other Reserves, if any, established by Agent in accordance with Section 2.2(a) of the Agreement with respect to the Borrowing Base, minus

(e)  the Availability Block.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1, containing the calculation of the Borrowing Base with the initial Borrowing Base Certificate being attached thereto in order to demonstrate the calculation of the Borrowing Base for illustration purposes.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of New York or the Provinces of Ontario or Quebec.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means Part II.1 of the Criminal Code (Canada), The Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the United Nations Act (Canada), together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act (Canada) and any similar Canadian legislation in effect from time to time.

“Canadian Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada) but does not include a Canadian Multi-Employer Plan.

“Canadian Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Canadian Dollars, such amount, and (b) with respect to any amount denominated in another currency, the equivalent amount thereof in Canadian Dollars as determined by Agent, at such time, on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or such other date determined by Agent) for the purchase of Canadian Dollars with such currency. Calculations of the Borrowing Base with respect to items included therein that are not denominated in Canadian Dollars may be adjusted by Agent pursuant to this definition from time and references herein to the Borrowing Base (including references based upon the most recent applicable Borrowing Base Certificate delivered by Borrower to Agent) may reflect such adjustments.

“Canadian Dollars”, “Dollars”, “Cdn $” or “$” means the lawful currency of Canada, as in effect from time to time.

“Canadian Multi-Employer Plan” means a “multi-employer pension plan”, as such term is defined under the Pension Benefits Act (Ontario), under which a Loan Party is required to contribute pursuant to a collective bargaining agreement and under which (i) the sole obligation of the Loan Party is to make the contributions specified in the applicable collective bargaining agreement, and (ii) the Loan Party has no liability relating to any past or future withdrawals from the plan.

“Canadian Patent Security Agreement” has the meaning specified therefor in the Canadian Security Agreement.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to, or to which there is or may be an obligation to contribute by a Loan Party or a Subsidiary thereof, for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Priority Payables Reserves” means reserves (determined from time to time by Agent in its Permitted Discretion) for: (a) the amount past due and owing by any Loan Party, or the accrued amount for which such Loan Party has an obligation to remit, to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) goods and services Taxes, harmonized sales Taxes, other sales Taxes, employee income Taxes, municipal Taxes and other Taxes payable or to be remitted or withheld; (ii) workers’ compensation or employment insurance; (iii) federal Canada Pension Plan, Quebec Pension Plan and other statutory pension plan contributions; (iv) vacation or holiday pay; and (v) other like charges and demands, in each case, to the extent that any Governmental Authority or other Person may claim a Lien, trust, deemed trust or other claim ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents; and (b) the aggregate amount of any other liabilities of any Loan Party (i) in respect of which a trust or deemed trust has been or may be imposed on any Collateral to provide for payment, or (ii) in respect of unremitted and due pension plan contributions in respect of Canadian Pension Plans including normal cost contributions and special payments (iii) without duplication for any amounts referred to in paragraph (b)(ii) amounts representing any unfunded wind-up deficiency whether or not due with respect to a Canadian Defined Benefit Plan, or (iv) which are secured by a Lien, charge, right or claim on any Collateral (other than Permitted Liens that do not have priority over Agent’s Liens); in each case, pursuant to any applicable law, rule or regulation and provided such lien, trust, deemed trust, pledge, charge, right or claim ranks or in the Permitted Discretion of Agent, is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Loan Documents (such as certain claims by employees for unpaid wages and other amounts payable under the Wage Earner Protection Program Act (Canada));

“Canadian Security Agreement” means a Canadian Guarantee and Security Agreement dated as of even date with the Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each Loan Party to Agent.

“Canadian Security Documents” means, collectively, the Canadian Security Agreement, Canadian Patent Security Agreement, the Canadian Trademark Security Agreement, the Quebec Security Documents and any other Loan Document that grants or purports to grant a Lien on any of the assets or interests, and the proceeds thereof, of any Loan Party.

“Canadian Trademark Security Agreement” has the meaning specified therefor in the Canadian Security Agreement.

“Capital Adequacy Regulation” means any law, rule, regulation, guideline, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, regarding capital adequacy of a bank or any Person controlling a bank.

“Capital Assets” means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of 12 months or less in accordance with GAAP.

“Capital Expenditures” means, with respect to any Person for any period, (a) the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed; and (b) the lease of any assets by Borrower or any of its Subsidiaries as lessee under any synthetic lease to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capital Lease.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP but excluding leases which would have been characterized as operating leases according to GAAP as in effect on the Closing Date.

“Cash Equivalents” means obligations that are denominated in Canadian Dollars or United States Dollars (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States or by, or unconditionally guaranteed by, the government of Canada or issued by any agency thereof and backed by the full faith and credit of Canada, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service,

Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or a bank organized under the laws of Canada, or any United States or Canadian branch of a foreign bank, in each case having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof or the laws of Canada so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation or the Canadian Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition of recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“CGS” means Cash, Gold & Silver Inc., a corporation formed under the laws of Canada.

“CGS USA” means Cash, Gold & Silver USA, Inc., a corporation formed under the laws of Delaware.

“Change of Control” means that:

(a)  Montrovest and Mangrove Holding S.A. collectively fail to own and control, directly or indirectly, a majority of the Equity Interests of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Borrower, or

(b)  Borrower fails to own and control, directly or indirectly, 100% of the Equity Interests of each Loan Party (other than Borrower).

“Change in Law” means the occurrence after the date of the Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or Canada or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the date of the making of the Term Loan (or other extension of credit) under the Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or any other Loan Party in or upon which a Lien is granted by such Person in favor of Agent or any of the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon, or having rights or interests in Borrower’s or any of its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Combined Loan Cap” means, as at the date of determination, the sum of the “Commitments” (as defined in the Revolving Credit Agreement) plus the Commitment.

“Combined Total Outstandings” means the sum of (i) the Revolver Usage plus (ii) the Total Outstandings.

“Commitment” means, with respect to each Lender, its Commitment, and, with respect to all Lenders, the aggregate of all Commitments of all of the Lenders, in each case in such Canadian Dollar amounts as are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 9.1 of the Agreement or otherwise reduced in accordance with the terms of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by a Financial Officer of Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.8(a) of the Agreement.

“Conforming Changes” means, means, with respect to the use or administration of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Benchmark Rate Business Day,” timing and frequency of determining rates and making payments of interest, length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters)

that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provision for federal, provincial, local and foreign income Taxes, franchise Taxes and other Taxes in lieu of income Taxes payable, (iv) total depreciation expense, (v) total amortization expense, (vi) transaction expenses incurred by Borrower or any of its Subsidiaries in such period in connection with Permitted Acquisitions to the extent included in the calculation of Excess Availability for purposes of determining whether the applicable Acquisition constitutes a Permitted Acquisition, (vii) fees, costs and expenses incurred on or prior to the Closing Date in connection with this Agreement, the other Loan Documents, and the other transactions contemplated hereby, (viii) financial advisory fees, accounting fees, legal fees and any other similar third party reasonable out-of-pocket fees and out-of-pocket expenses incurred in connection any amendment or modification of the Revolving Loan Documents or Loan Documents, (ix) management and other fees and reimbursement of expenses permitted pursuant to Section 6.7(d), (x) impairment of goodwill and other non-cash items (other than any such non- cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), (xi) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition, and (xii) other unusual or non-recurring cash charges approved by the Lender in its Permitted Discretion, including Restructuring and Integration Costs not to exceed $5,000,000 in the case of the Closing Date US Divestiture (as defined in the Revolving Credit Agreement as in effect on the Closing Date) incurred in the Fiscal Year ended on March 31, 2018 and not to exceed $2,000,000 in the aggregate for all such charges for the Fiscal Years ending on March 30, 2019 and March 27, 2020, but only, in the case of each of the foregoing clauses (ii) through (xii), to the extent deducted in the calculation of Consolidated Net Income, less non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP. Notwithstanding the foregoing, Consolidated EBITDA for the fiscal months ending prior to the date of this Agreement and used in calculating the Fixed Charge Coverage Ratio for the applicable twelve fiscal month period after such date shall be in amounts agreed by the Agent and Borrower.

“Consolidated Fixed Charges” means, with respect to any fiscal period and with respect to Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Consolidated Interest Expense paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Consolidated Interest Expense) during such period, (b) scheduled principal payments in respect of Indebtedness that are required to be paid during such period (excluding (i) Revolving Loan Debt to the extent such payments do not permanently reduce the “Commitments” (as defined in the Revolving Credit Agreement), and (ii) Management Debt to the extent such payments constitute an expense in the calculation of

Consolidated Net Income), (c) Restricted Payments made or required to be made in cash during such period; and (d) all management, consulting, monitoring and advisory fees paid in cash to Borrower and its Affiliates during such period. Notwithstanding the foregoing, Consolidated Fixed Charges for the fiscal months ending prior to the date of this Agreement and used in calculating the Fixed Charge Coverage Ratio for the applicable twelve fiscal month period after such date shall be in amounts agreed by the Agent and Borrower.

“Consolidated Interest Expense” means, for any period, the aggregate of the interest expense of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP after deduction for any non-controlling interest in such Subsidiaries; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Loan Party) in which any other Person (other than a Loan Party) has a joint interest, or a Subsidiary located outside US and Canada, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or amalgamated or consolidated with Borrower or any of its Subsidiaries or that Person’s assets are acquired by Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of Borrower that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) (to the extent not included in clauses (i) through (iii) above) any non-cash extraordinary gains or non-cash extraordinary losses, (v) the impact of non-cash currency translation gains and losses and mark to market gains and losses on any Hedge Agreement, (vi) the cumulative effect of a change in accounting principles during such period, and (vii) gains and losses from the early extinguishment of Indebtedness or other derivative instruments.

“Control Agreement” means a control agreement, or blocked account agreement, as applicable, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrower or another Loan Party, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average).

“Credit Card Issuer” shall mean any person (other than a Borrower or any of its Subsidiaries) who issues or whose members issue credit cards, including MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc., Visa International, American Express, Discover, Diners Club, Union Pay, VFI, Inc. (a subsidiary of The Toronto-Dominion Bank Finance Group) and other bank and non-bank credit or debit cards, and other issuers approved by the Agent, after the conduct of such due diligence with respect to such issuers as the Agent considers necessary or appropriate, such approval not to be unreasonably withheld, conditioned or delayed.

“Credit Card Notifications” has the meaning provided in Section 5.18.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” shall mean each “intangible” (as defined in the PPSA) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to Borrower resulting from charges by a customer of Borrower on credit or debit cards issued by such Credit Card Issuer in connection with the sale of goods by a Borrower, or services performed by a Credit Card Processor or Credit Card Issuer, in each case in the ordinary course of its business.

“Damiani” means, collectively, Damiani International S.A., a corporation incorporated under the laws of Switzerland, and Damiani S.p.A., a corporation incorporated under the laws of Italy.

“Damiani Inventory Purchase Agreement” means the inventory purchase agreement between the Borrower and Damiani dated as of April 18, 2019, as the same may be modified, amended, supplemented or restated in accordance with the prior written consent of the Agent.

“Damiani Purchase Documents” means the Damiani Inventory Purchase Agreement, the Damiani Security, the Damiani Subordination Agreement and all documents, instruments and agreements executed from time to time in connection with the Damiani Inventory Purchase Agreement, including the purchase orders arising thereunder and the documents and agreements giving effect to the Damiani Security, in each case as the same may be modified, amended, supplemented or restated with the prior written consent of the Agent.

“Damiani Security” means (a) the General Security Agreement and Hypothec dated as of April 18, 2019 between the Borrower and Damiani; and (b) any other present and future security, security interests, hypothecs, mortgages, prior claims, liens or charges affecting the Obligors’ assets, or any part thereof, now or hereafter held by or for the account of Damiani as security for the Damiani Subordinated Indebtedness created after the date hereof with the consent of the Agent.

“Damiani Subordinated Indebtedness” means all present and future indebtedness and other liabilities and obligations, contingent or absolute, matured or unmatured, at any time due or accruing due, owing by the Obligors, or any of them, whether alone or with another or others and whether as principal or surety, to Damiani under the Damiani Purchase Documents including in respect of all transactions made pursuant thereto.

“Damiani Subordination Agreement” means that certain Subordination Agreement, dated as of April 18, 2019, among the Borrower, Damiani, the Agent, the Term Loan Agent and Cash, Gold & Silver Inc., as the same may hereafter be amended, restated, supplemented or otherwise modified with the prior written consent of Agent.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement within 1 Business Day of the date that it is required to do so under the Agreement, (b) notified Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement within 1 Business Day of the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a Borrower company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a Borrower company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deposit Account” means any deposit account maintained in Canada for the deposit of funds with a Canadian Bank reasonably acceptable to Agent.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.

“Early Termination Fee” means (i) during the period of time from and after the Fifth Amendment Effective Date up to (but not including) the date that is the first anniversary of the Fifth Amendment Effective Date, an amount equal to three (3.0%) of the principal amount of the Term Loan prepaid (or in the case of an Applicable Premium Trigger Event occurring under clauses (ii), (iii) or (iv) of the definition thereof, deemed to be prepaid) on such date in cash to the Agent for the ratable account of the Lenders; (ii) during the period of time from and after the first anniversary of the Fifth Amendment Effective Date up to (but not including) the date that is the second anniversary of the Fifth Amendment Effective Date, an amount equal to one and one half percent (1.5%) of the principal amount of the Term Loan prepaid (or in the case of an Applicable Premium Trigger Event occurring under clauses (ii), (iii) or (iv) of the definition thereof, deemed to be prepaid) on such date in cash to the Agent for the ratable account of the Lenders; (iii) during the period of time from and after the second anniversary of the Fifth Amendment Effective Date up to (but not including) the date that is the third anniversary of the Fifth Amendment Effective Date, an amount equal to one half of one percent (0.5%) of the principal amount of the Term Loan prepaid (or in the case of an Applicable Premium Trigger Event occurring under clauses (ii), (iii) or (iv) of the definition thereof, deemed to be prepaid) on such date in cash to the Agent for the ratable account of the Lenders, and (iv) from and after the third anniversary of the Fifth Amendment Effective Date, zero.

“Eligible Accounts” means those PLCW Accounts created by Borrower in the ordinary course of its business, that arise out of Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, Taxes, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:

(a)  Accounts that the Account Debtor has failed to pay within 90 days of original invoice date (except that this period shall be extended to 150 days after the original invoice date with respect to Accounts arising from initial orders made by an Account Debtor that becomes a customer of the Borrower after the Closing Date) or within 60 days of due date,

(b)  Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)  Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party,

(d)  Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e)  Accounts that are not payable in US Dollars or Canadian Dollars,

(f)  Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in Canada or the United States, or is not organized under the laws of the United States or any state thereof, or the laws of Canada or any province thereof, (ii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent,

(g)  Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), (ii) any state of the United States, or (iii) a Governmental Authority of Canada or any province thereof (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Agent, with any applicable assignment of claims statute, including the Financial Administration Act (Canada)),

(h)  Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,

(i)  Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent,

(j)  Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,

(k)  Accounts that are not subject to a valid and perfected first priority Agent’s Lien (subject to Permitted Liens having priority under applicable law for which reserves have been established pursuant to Section 2.2(b)),

(l)  Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(m)  Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity, or

(n)  Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

“Eligible Credit Card Receivables” shall mean on any date of determination of the Borrowing Base, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination, as determined by the Agent in its Permitted Discretion: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to Borrower from a Credit Card Issuer or Credit Card

Processor, and in each case originated in the ordinary course of business of such Borrower, and (ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (h) below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, such Credit Card Receivable shall indicate no Person other than Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that Borrower may be obligated to rebate to a customer, a Credit Card Issuer or Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the Credit Parties to reduce the amount of such Credit Card Receivable. Any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)  Credit Card Receivables which do not constitute an “intangible” (as defined in the PPSA), as applicable or an Account;

(b)  Credit Card Receivables that have been outstanding for more than five Business Days from the date of sale;

(c)  Credit Card Receivables that are not subject to a valid and perfected first priority Agent’s Lien (subject to Permitted Liens having priority under applicable law for which Reserves have been established pursuant to Section 2.2(b));

(d)  Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such dispute, claim, counterclaim, offset or chargeback);

(e)  Credit Card Receivables as to which the Credit Card Issuer or Credit Card Processor has the right under certain circumstances to require a Credit Party to repurchase the Credit Card Receivables from such Credit Card Issuer or Credit Card Processor;

(f)  Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor which is the subject of any bankruptcy or insolvency proceedings;

(g)  Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto; or

(h)  Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Credit Documents relating to Credit Card Receivables in all material respects.

“Eligible Inventory” means Inventory of Borrower that consists of finished goods held for sale in the ordinary course of Borrower’s business and complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at cost on a basis consistent with Borrower’s historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a)  Borrower does not have good, valid, and marketable title thereto,

(b)  Borrower does not have actual and exclusive possession thereof unless such Inventory is Eligible Non-Possessory Inventory,

(c)  it is not located at one of the locations in Canada or in the continental United States set forth on Schedule E-1 (as such Schedule E-1 may be amended from time to time with the prior written consent of Agent) to the Agreement (or in-transit from one such location to another such location),

(d)  it is in-transit to or from a location of Borrower (other than in-transit from one location set forth on Schedule E-1 to the Agreement to another location set forth on Schedule E-1 to the Agreement),

(e)  commencing 90 days after the date hereof, it is located on real property leased by Borrower (other than store locations) or in a contract warehouse, in each case, unless either (1) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises or (2) Agent has established a Landlord Reserve with respect to such location,

(f)  it is the subject of a bill of lading or other document of title,

(g)  it is not subject to a valid and perfected first priority Agent’s Lien (subject to Permitted Liens having priority under applicable law for which Reserves have been established pursuant to Section 2.2(b)),

(h)  it consists of personalized items or custom items which cannot be readily re-sold to other customers, damaged or defective goods or “seconds”;

(i)  it consists of goods that are obsolete, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower’s business, bill and hold goods, or Inventory acquired on consignment, or

(j)  it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights.

“Eligible Inventory Category” means the categories of Eligible Inventory set forth below or such other categories as may be determined by Agent from time to time in its Permitted Discretion (including, without limiting the generality of Agent’s Permitted Discretion, it being understood that Agent shall have received an Inventory appraisal (and such other Collateral reporting) satisfactory to Agent prior to the inclusion of any other categories or any adjustments to such categories in the calculations set forth on the Borrowing Base Certificate in connection with such implementation):

Eligible Inventory Category
Watches and Clocks
Fine Jewelry
Bridal
Giftware
Loose Stones
Silver
Gold
Service
Rolex Watches
Patek Philippe
Graff

“Eligible Non-Possessory Inventory” means Inventory of Borrower that is otherwise Eligible Inventory and that satisfies the following criteria as determined in the Agent’s Permitted Discretion:

(a)  the Person in possession of such Inventory is a bailee or processor or agent of Borrower that is acceptable to Agent and is held pursuant to bailment, processor or agency arrangements acceptable to the Agent and such Person maintains exclusive possession of such Inventory until delivered to Borrower or placed in transit to a location of Borrower identified on Schedule E-1,

(b)  title in such Inventory has passed to Borrower,

(c)  such Inventory is subject to a Collateral Access Agreement, processor agreement or bailee agreement as required by the Agent, in each case in form and content satisfactory to the Agent and executed by the bailee, processor, agent or other Person in possession of such Inventory, as the case may be, and such Inventory is segregated or otherwise separately identifiable from goods of others, if any, held by the Person in possession of such Inventory, and

(d)  Agent in its Permitted Discretion (i) has established such Reserves (including Reserves for processing and bailee charges and applicable customs charges and duties) as it considers necessary or appropriate with respect to such Inventory), and (ii) is satisfied that such Inventory is not subject to any Person’s right or claim (other than those for which appropriate Reserves have been established) which is senior to, or pari passu with, the Agent’s Lien on such Inventory or may otherwise adversely impact the ability of the Agent to realize upon such Inventory.

“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender (other than a Defaulting Lender) and any Related Fund of any Lender;

(b) (i) a commercial bank organized under the laws of Canada or the United States or any state thereof, and having total assets in excess of $250,000,000; (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) (x) such bank is acting through a branch or agency located in the United States or Canada or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $250,000,000; (c) any other entity (other than a natural person) that is an “accredited investor” (as defined under the Securities Act (Quebec)) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $250,000,000; and (d) during the continuation of an Event of Default, any other Person approved by Agent, provided that notwithstanding the foregoing, “Eligible Transferee” shall not include (i) any Loan Party or any Affiliate or Subsidiary of any Loan Party, or (ii) a natural person.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials in violation of Environmental laws (a) from any assets, properties, or businesses of Borrower, or any Subsidiary of Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, or any Subsidiary of Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, provincial, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the PPSA).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated, whether voting or non-voting) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units) or preferred stock.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excess Availability” means, as of any date of determination, the Borrowing Availability less the then Combined Total Outstandings.

“Excluded Taxes” means (i) any Tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits Taxes ), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) Canadian federal withholding Taxes that would not have been imposed but for the Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of the Agreement, (iii) any Canadian federal withholding Taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Excluded Taxes shall not include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding Tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional Canadian federal withholding Taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a Change in Law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, and (iv) any Canadian federal withholding Taxes imposed as a result of any Lender or any Participant (A) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Loan Party (other than where the non-arm’s length relationship arises on account of the Person having become a party to, received or perfected a security interest under or enforced any rights or in respect of any Loan Documents), or (B) being a “specified shareholder” (within the meaning of Subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party, or not dealing at arm’s length with such “specified shareholder” of a Loan Party.

“Fee Letter” means that certain amended and restated fee letter, dated as of the Fifth Amendment Effective Date, between Borrower and Agent, in form and substance reasonably satisfactory to Agent, as amended, restated or supplemented from time to time.

“Fifth Amendment Effective Date” means December 24, 2021.

“Financial Officer” means the (i) chairman of the board, (ii) president, (iii) chief executive officer, (iv) treasurer, (v) chief financial officer, (vi) director of financial planning and reporting or (vii) director, financial controller, in each case, of Borrower or, if the context requires, a Loan Party.

“Fiscal Month” means each month ending on the last Saturday of each month other than in the case of a 53 week year, in which case two of the Fiscal Months in such Fiscal Year may end on a different day).

“Fiscal Quarter” means each of the three month periods ending on the last Saturday of each of March, June, September and December of any year (other than in the case of a 53 week year, in which case one of the Fiscal Quarters in such Fiscal Year may end on a different day).

“Fiscal Year” means the twelve month period ending on the last Saturday of March of any year.

“Fixed Charge Condition” means, (a) with respect to any proposed Restricted Payment, and, where applicable, any prepayment of Indebtedness, Borrower and its Subsidiaries would have a Fixed Charge Coverage Ratio on a pro forma basis after giving effect to such Restricted Payment or prepayment (with such prepayment being treated as a component of Consolidated Fixed Charges for purposes of this definition) of equal to or greater than 1.1 to 1.0 for the most recently ended 12-month period immediately prior to the proposed date of consummation of such proposed Restricted Payment, or prepayment of Indebtedness for which Agent has received financial statements required to be delivered under Section 5.1; and (b) with respect to any proposed Acquisition, the Fixed Charge Acquisition Condition has been satisfied.

“Fixed Charge Acquisition Condition” means, with respect to any proposed Acquisition, Borrower has provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments (including, without limitation, Restructuring and Integration Costs) arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Administrative Borrower and Agent) created by adding the historical combined financial statements of Borrower (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Borrower and its Subsidiaries would have a Fixed Charge Coverage Ratio of greater than 1.0 to 1.0 for the most recently ended 12-month period immediately prior to the proposed date of consummation of such proposed Acquisition for which Agent has received financial statements, and;.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) Consolidated EBITDA for such period minus (i) Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period (to the extent such Capital Expenditures are not financed with proceeds of Indebtedness (other than Revolving Loans) or Equity Interests), (ii) all federal, provincial, state and local income and capital Taxes paid in cash during such period and (iii) all Restricted Payments paid in cash or Cash Equivalents during such period to (b) Consolidated Fixed Charges for such period. Notwithstanding the foregoing, the amount of Capital Expenditures and Taxes for the fiscal months ending prior to the date of this Agreement and used in calculating the Fixed Charge Coverage Ratio for the applicable twelve fiscal month period after such date shall be in amounts agreed by the Agent and Borrower.

“Foreign Lender” means any Lender or Participant that is not resident in Canada (within the meaning of the Income Tax Act (Canada) for the purposes of Part XIII of the Income Tax Act (Canada).

“Floor” means a rate of interest equal to 1.00%.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, provided that Borrower shall be entitled to elect by notice to Agent and subject to Section 1.2 and such amendments to this Agreement as the Agent may reasonably require to reflect the implementation of such election, Canadian accounting standards for private enterprises or International Financial Reporting Standards, in each case, as set out in the Chartered Professional Accountants Canada Handbook – Accounting.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means (a) as of the Closing Date, CGS and (b) thereafter, each Subsidiary of Borrower that is or becomes a guarantor of all or any part of the Obligations. For certainty, CGS USA and Birks Jewellers Limited, Borrower’s Hong Kong Subsidiary, shall not be required to be a Guarantor.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Provider” means any Revolving Lender or any of its Affiliates which is a party to a Hedge Agreement in accordance with the Revolving Credit Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Revolving Lender or any Affiliate or branch of a Revolving Lender).

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and payable in accordance with customary trade practices to the extent not overdue by more than 90 days from the date of the original invoice therefor and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses, but including, for the avoidance of doubt, obligations in respect of credit cards, credit card processing services, debit cards, stored value cards and commercial cards (including so-called “commercial cards”, “procurement cards” or “p-cards”), and any earn- out or similar obligations to the extent required to be recognized as a liability on the balance sheet of such Person under GAAP, (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the Hedge Termination Value as of the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guarantee or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of or with respect to any obligation of, any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information Certificate” means a certificate in the form of Exhibit I-1 to the Agreement.

“Insolvency Laws” means, collectively, (i) the Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada), (iii) the Companies’ Creditors Arrangement Act (Canada), (iv) the Winding-Up and Restructuring Act (Canada), (v) corporate statutes to the extent such statute is used by a Person to propose an arrangement involving the compromise of the claims of creditors; and (vi) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any Insolvency Law or under any other provincial, state or federal bankruptcy or insolvency law, each as now and hereafter in effect, any successors to such statutes, and any similar laws in any jurisdiction including, without limitation, any laws relating to assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief and any law permitting a debtor to obtain a stay or a compromise of the claims of its creditors.

“Intellectual Property” means all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.

“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that any Loan Party’s or any Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

“Intercompany Subordination Agreement” means an intercompany subordination agreement executed and delivered by Borrower, each other Loan Party, certain other Subsidiaries of Borrower and Agent, the form and substance of which is reasonably satisfactory to Agent concurrently with the making of the first intercompany advance to, or other Investment in, Borrower or another Loan Party by a Loan Party or other Subsidiary of Borrower.

“Intercreditor Agreement” means the Intercreditor Agreement dated June 29, 2018, by and among the Agent and the Revolving Loan Agent, and acknowledged by each Loan Party, as it may be amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the first (1st) day of each month commencing on the first day of the month immediately following the Closing Date and continuing thereafter until the Maturity Date.

“Inventory” means inventory (as that term is defined in the PPSA).

“Inventory Net Recovery Percentage” means, as of any date of determination for each Eligible Inventory Category, the percentage of the cost of Borrower’s Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent appraisal received by Agent from an appraisal company selected by Agent.

“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves, and (b) those Reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.2(b), to establish and maintain (including Reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or assumption, purchase or other acquisitions of Indebtedness, Equity Interests (including any partnership or joint venture interest), the acquisition of all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto (net of all returns on such Investments except with respect to Permitted Acquisitions; provided that the amount of such returns shall be disregarded for purposes of calculating capacity under any cap or basket with respect to Investments to the extent in excess of such cap or basket), without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“JV Holdco” means Birks Investments Inc., a Canadian corporation wholly-owned by Birks Group Inc.

“JV Partner” means FWI LLC, a California corporation.

“Landlord Reserve” means, as to each location at which Borrower has Inventory (other than store locations) or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to the greater of (a) the number of months’ rent for which the landlord will have, under applicable law, a Lien in the

Inventory of Borrower to secure the payment of rent or other amounts under the lease relative to such location, or (b) 3 months’ rent under the lease relative to such location.

“Lender” has the meaning set forth in the preamble to the Agreement, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) costs or expenses (including Taxes and insurance premiums) required to be paid by Borrower or any of its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with Borrower and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s reasonable and customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to Borrower or its Subsidiaries, (d) Agent’s reasonable and customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrower (whether by wire transfer or otherwise), together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (e) reasonable and customary charges imposed or incurred by Agent resulting from the dishonor of cheques payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation provided in Section 2.5(c) of the Agreement, (h) Agent’s reasonable and documented out-of- pocket costs and expenses (including reasonable and documented legal fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with Borrower or any of its Subsidiaries, (i) Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of- pocket legal fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable and documented out-of-pocket costs and expenses relative to the rating of the Term Loan, CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented out-of-pocket costs and expenses (including lawyers, accountants, consultants, and other advisors fees and expenses (limited in the case of lawyers to one law firm for Agent (and such other specialty counsel or local counsel as Agent reasonably elects to employ) and (absent any additional counsel as may be needed based on conflicts of interest) one law firm for the Lenders (in the aggregate) other than the Agent)) incurred in terminating, enforcing (including lawyers, accountants, consultants, and other advisors fees and expenses (limited in the case of lawyers to one law firm for Agent (and such other specialty counsel or local counsel as Agent reasonably elects to employ) and (absent any additional counsel as may be needed based on conflicts of interest) one law firm for the Lenders (in the aggregate) other than the Agent) incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.

“Lender Group Representatives” has the meaning specified therefor in Section 17.8 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, lawyers, and agents.

“Letter of Credit Usage” has the meaning specified therefor in the Revolving Credit Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, hypothec or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means the Term Loan, made (or to be made) hereunder.

“Loan Documents” means the Agreement, the Control Agreements, any Borrowing Base Certificate, the Fee Letter, the Intercreditor Agreement, the Quebec Intercreditor Agreement, the Credit Card Notifications, the Intercompany Subordination Agreements, the Mortgages, the Canadian Security Documents, any guaranties executed by any Loan Party, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means Borrower or any Guarantor.

“Loan to Value Reserves” - as of the date of determination by the Agent, from time to time an amount equal to the greater of (a) $0; and (b) the amount, if any, by which the outstanding amount of the Term Loan at such time exceeds the difference between (1) clauses (a), (b), (c) and (d) (excluding the Loan to Value Reserve) set forth in the definition of Borrowing Base and (2) clauses (a), (b), (c) and (d) (excluding the Loan to Value Reserve) set forth in the definition of “Borrowing Base” as defined in the Revolving Credit Agreement.

“Management Agreement” means that certain Management Consulting Services Agreement, dated as of November 20, 2015, between Borrower and Gestofi S.A., in each case, as such agreement may be amended from time to time in accordance with the terms hereof and the Management Subordination Agreement.

“Management Debt” means collectively, all obligations (including, without limitation, retainer fees and indemnification expenses) of Borrower to Gestofi S.A. pursuant to the Management Agreement.

“Management Subordination Agreement” means that certain Management Subordination Agreement, dated as of the Closing Date, among Borrower, Gestofi S.A. and Agent, in each case, as the same may hereafter be amended, restated, supplemented or otherwise modified with the consent of Agent.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, operations, assets, liabilities or financial condition of Loan Parties, taken as a whole, (b) a material impairment of Loan Parties’ ability to perform their payment or other material obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon a material portion of the Collateral (other than as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.

“Material Contract” means any agreement or arrangement to which any Loan Party or any of its Subsidiaries is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect or (b) that relates to Indebtedness in an aggregate amount of the Canadian Dollar Equivalent of $2,500,000 or more. Notwithstanding anything to the contrary contained in this Agreement, the term “Material Contract” shall include, for all purposes, each of the following: (i) the Revolving Loan Documents (and any refinancings, renewals or extensions thereof); (ii) the Quebec Subordinated Debt Documents, (iii) the Rolex Canada Documents, (iv) the Montrovest Debt Documents, (v) the Management Agreement; (vi) any Additional Subordinated Debt Documents; (vii) the US Divestiture Agreements; (viii) the Franchise Agreement dated as of October 18, 2017 between Borrower and GD Overseas SA, (ix) the Concession Agreement dated as of November 30, 2015 between Borrower and Patek Philippe SA Geneve, and (x) the Damiani Debt Documents.

“Maturity Date” means the earlier of (x) December ~~23~~24, 2026 and (y) the “Commitment Termination Date” as defined in the Revolving Credit Agreement.

“Maximum Credit Amount” has the meaning specified in the Revolving Credit Agreement.

“Modified Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (i)

Consolidated Interest Expense, and (ii) Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period (to the extent such Capital Expenditures are not financed with proceeds of Indebtedness (other than Revolving Loans) or Equity Interests), for such period.

“Montrovest” means Montrovest B.V. and following the Montrovest Merger, Montel Sàrl.

“Montrovest Debt” means all Indebtedness owing to Montrovest under the Montrovest Debt Documents that constitutes Permitted Indebtedness.

“Montrovest Debt 2017” means Montrovest Debt incurred by the Borrower to Montrovest as of July 28, 2017 to the extent such Indebtedness constitutes Permitted Indebtedness in an aggregate principal amount equal to US$2,500,000.

“Montrovest Debt Documents” means, collectively, (i) the Amended and Restated Cash Advance Agreement dated as of June 8, 2011 by and between Borrower and Montrovest, (original principal amount of US$2,000,000), (ii) the Amended and Restated Cash Advance Agreement dated as of June 8, 2011 by and between Borrower and Montrovest, (original principal amount of US$3,000,100), (iii) the Loan Agreement executed on July 28, 2017, with effect as of July 20, 2017 by and between Borrower and Montrovest and (iv) any other loan agreement entered into by and between Borrower and Montrovest; provided that any such other loan agreement shall be in form, scope and substance and on terms satisfactory to Agent and the Required Lenders and shall be subject to the Montrovest Subordination Agreement.

“Montrovest Merger” means the merger, pursuant to the laws of Netherlands, of Montrovest B.V. into Montel Sàrl.

“Montrovest Subordination Agreement” means collectively, (i) Section 5.6 of the Montrovest Debt Documents referred to in clauses (i) and (ii) of the definition of “Montrovest Debt Documents”, and (ii) the Amended and Restated Postponement and Subordination Agreement, dated as of the Closing Date, among the Borrower, Montrovest, in each case as hereafter amended, restated, supplemented or otherwise modified with the consent of Agent and the Required Lenders.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral, if any.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Obligations” means all loans (including the Term Loan and any Protective Advances)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations) of any Loan Party, fees (including the fees provided for in the Fee Letter) of any Loan Party, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of any Loan Party, guaranties of any Loan Party, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents. Without limiting the generality of the foregoing, the Obligations under the Loan Documents include the obligation to pay (i) the principal of the Term Loan, (ii) the interest accrued on the Term Loan, (iii) Lender Group Expenses of any Loan Party, (iv) fees payable by any Loan Party under the Agreement or any of the other Loan Documents, and (v) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organizational Documents” means with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation, organization or operation of such Person. “Originating Lender” has the meaning specified therefor in Section 13.1(e).

“Other Taxes” has the meaning specified therefor in Section 16.1 of the Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.

“Permitted Acquisition” means any Acquisition after the Closing Date by a Borrower or another Loan Party so long as:

(a)  no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b)  the purchase consideration payable in respect of all Permitted Acquisitions (including the proposal acquisition and deferred payment obligations) shall not exceed $10,000,000 in the aggregate during the term of this Agreement,

(c)  Borrower has provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical audited financial statements (or if audited financial statements are not available, a quality of earnings report acceptable to the Agent acting reasonably), together with appropriate supporting details and a statement of underlying assumptions for the 1 year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent,

(d)  Borrower shall have demonstrated, after giving effect to the consummation of such proposed Acquisition, satisfaction of the applicable Restricted Payment Conditions,

(e)  Borrower has provided Agent with written notice of the proposed Acquisition at least 5 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent,

(f)  the assets being acquired (other than a de minimis amount of assets in relation to Borrower’s and its Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Borrower and its Subsidiaries or a business reasonably related thereto,

(g)  the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Canada, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or Canada,

(h)  the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of the Agreement, as applicable, of the Agreement and, in the case of an acquisition of Equity Interests, the applicable Loan Party shall have demonstrated to Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties, and

(i)  Agent shall have received prior to or concurrent with the proposed Acquisition, a certificate signed by an officer of Administrative Borrower certifying compliance with the foregoing conditions.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment and made in good faith.

“Permitted Dispositions” means:

(a)  sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of Borrower and its Subsidiaries,

(b)  sales of Inventory (x) to buyers in the ordinary course of business (for the avoidance of doubt, including sales by a Loan Party to another Loan Party), and (y) so long as no Event of Default has occurred and is continuing or would result therefrom, by JV Holdco to RM JV (for resale by RM JV) in accordance with the terms of the RM JV Agreement in an aggregate amount not to exceed US$2,500,000 (the “Permitted JV Inventory Sale”);

(c)  the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d)  the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e)  the granting of Permitted Liens,

(f)  any involuntary loss, damage or destruction of property,

(g)  any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(h)  (i) the sale or issuance of Qualified Equity Interests of Borrower, (ii) the sale or issuance of any Qualified Equity Interests of Loan Party to another Loan Party, and (iii) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of any Subsidiary of a Loan Party that is not a Loan Party to a Loan Party or any other Subsidiary of a Loan Party, in each case subject to the terms set forth herein,

(i)  (i) the lapse (other than at the end of their respective terms) of registered patents, trademarks, copyrights and other intellectual property of Borrower or any of its Subsidiaries that are, in the reasonable business judgment of such Loan Party, no longer material or no longer used in the business of Borrower or Subsidiary to the extent not economically desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,

(j)  the making of Restricted Payments that are expressly permitted to be made pursuant to the Agreement,

(k)  to the extent constituting dispositions, the making of Permitted Investments that are expressly permitted to be made pursuant to the Agreement.

(l)  so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets (i) from any Loan Party (other than transfer of Inventory, Accounts and Credit Card Receivables by Borrower) to another Loan Party, (ii) from a Loan Party to Borrower; provided, that the consideration received for such assets to be so disposed is at least equal to the fair market value thereof and (iii) from any Subsidiary of Borrower that is not a Loan Party to any other Subsidiary of Borrower,

(m)  cancellations, terminations or surrenders of any lease,

(n)  the termination or unwinding of any Hedge Agreement in accordance with its terms,

(o)  dispositions by any Subsidiary of its own Equity Interests to qualify directors where required by applicable law,

(p)  dispositions permitted by Section 6.4,

(q)  dispositions or sales of assets, or sell all of the assets of any division or line of business of Borrower or any of its Subsidiaries, in each case, having a fair market value not in excess of $1,000,000 per Fiscal Year; provided that, in each case, (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and (ii) at least 75% of the consideration received shall be cash or Cash Equivalents,

(r)   grants of licenses with respect to intellectual property, or leases or subleases of other property, in the ordinary course of business which licenses, leases and subleases do not materially interfere with the ordinary conduct of the business of Borrower and its Subsidiaries, taken as a whole;

(s)  dispositions of Permitted Factoring Facility Accounts to the extent related to a Permitted Factoring Facility; and

(t)  Permitted Sale Leaseback Transactions.

“Permitted Factoring Facility” means an unsecured factoring facility established by the Borrower which provides for the sale of Permitted Factoring Facility Accounts on a non-recourse basis.

“Permitted Factoring Facility Accounts” shall mean Accounts (whether now existing or arising in the future) which are due to Borrower from Account Debtors located outside of Canada and the United States and which are not otherwise Eligible Accounts.

“Permitted Indebtedness” means:

(a)  Indebtedness evidenced by the Agreement or the other Loan Documents,

(b)  the Revolving Loan Debt in an amount not to exceed the amount permitted under the Intercreditor Agreement, provided that, for the avoidance of doubt, the aggregate Hedge Termination Value of Secured Hedging Agreement Obligations that constitute Bank Product Debt (as such term is defined in the Revolving Credit Agreement) shall not exceed $1,500,000 at any time outstanding;

(c)  Indebtedness (including Capital Leases) set forth on Schedule 4.14 to this Agreement and any Refinancing Indebtedness in respect of such Indebtedness,

(d)  endorsement for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business,

(e)  the Quebec Subordinated Debt in an aggregate outstanding amount not to exceed $14,300,000 (as reduced by principal payments from time to time under the applicable Quebec Subordinated Debt Documents) and solely to the extent that such Indebtedness is subject to the Quebec Subordination Agreement; provided that the Quebec Subordinated Debt Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders,

(f)  the incurrence by Borrower or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes; provided that the aggregate Hedge Termination Value of Secured Hedging Obligations shall not exceed $5,000,000 at any one time,

(g)  Permitted Intercompany Advances,

(h)  Indebtedness incurred after the Closing Date in connection with the acquisition, lease or leasing after the Closing Date of any equipment or fixtures by a Loan Party or under any Capital Lease or Permitted Sale Leaseback Transaction, as well as Permitted Purchase Money Indebtedness secured by Purchase Money Liens, provided that the aggregate principal amount of such Indebtedness of the Loan Parties shall not exceed the Canadian Dollar Equivalent of $5,000,000 at any one time,

(i)  unsecured Indebtedness constituting the Management Debt to the extent subject to the Management Subordination Agreement,

(j)  secured Indebtedness in an aggregate amount not to exceed $7,500,000 at any time, provided that that (a) such Indebtedness is subordinated in right and time of payment to the Obligations and in Lien priority to the Agent’s Liens on terms and conditions satisfactory to the Agent and Required Lenders; and (b) the Restricted Payment Conditions are satisfied at the time of the incurrence of such Indebtedness,

(k)  Additional Subordinated Debt incurred by Borrower or any of its Subsidiaries in an aggregate outstanding amount not to exceed $15,000,000 at any one time, and

(l)  Indebtedness under any Permitted Factoring Facility.

“Permitted Intercompany Advances” means loans and other Investments made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of Borrower that is not a Loan Party to another Subsidiary of Borrower that is not a Loan Party, (c) a Subsidiary of Borrower that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, (d) to the extent permitted by Section 4.27, advances made by Borrower to CGS US for the purposes permitted thereunder and (e) except as otherwise permitted under paragraph (d) hereof, Loan Parties to Subsidiaries of Borrower that are not Loan Parties in an aggregate outstanding amount not to exceed $50,000.

“Permitted Investments” means:

(a)  Investments in cash and Cash Equivalents,

(b)  Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c)  advances or extensions of credit made in connection with purchases of goods or services in the ordinary course of business,

(d)  Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or any of its Subsidiaries,

(e)  Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to the Agreement and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment under this clause (e) is not increased except by the terms of such Investment or as otherwise permitted pursuant to the definition of Permitted Investments,

(f)  (i) guarantees permitted under the definition of Permitted Indebtedness, and (ii) other guarantees entered into in the ordinary course of business in respect of real property leases so long as such guarantees under this clause (ii), if made by a Loan Party, are in respect of obligations of another Loan Party,

(g)  Permitted Intercompany Advances,

(h)  Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or any of its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i)  deposits of cash made to secure performance of operating leases, utilities, and other similar deposits in the ordinary course of business,

(j)  Permitted Acquisitions,

(k)  Investments resulting from entering into agreements relative to Indebtedness that is permitted under clause (e) of the definition of Permitted Indebtedness,

(l)  equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,

(m)  Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(n)  Investments consisting of non-cash consideration received in connection with Permitted Dispositions,

(o)  non-cash loans and advances to employees, officers, and directors of Borrower or any of its Subsidiaries for the purpose of purchasing Equity Interests in Borrower so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Borrower, and (ii) loans and advances to employees and officers of Borrower or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $200,000 at any one time,

(p)  so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $1,000,000 during the term of the Agreement,

(q)  Investments (other than Acquisitions) made by a Borrower or a Subsidiary thereof made solely with cash proceeds received by Borrower and contributed to Borrower or Subsidiary substantially concurrently with the making of such Investments in connection with the issuance of Equity Interests (other than Disqualified Equity Interests) of Borrower,

(r)  Investments by a Borrower or its Subsidiaries held by a Person that becomes a Subsidiary (or is merged, amalgamated or consolidated with or into a Borrower or a Subsidiary) pursuant to Section 6.9 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation;

(s)   Investments made by JV Holdco in the form of cash and/or Cash Equivalents in RM JV in order to fund the formation and capitalization of RM JV in an amount not to exceed US$1,000;

(t)  Investments made by JV Holdco by way of the Permitted JV Inventory Sale; and

(u)  Investments in the form of cash and/or Cash Equivalents made by JV Holdco in the RM JV to finance retail store renovations and improvements and product inventories in accordance with the terms of the RM JV Agreement, in an amount not to exceed US$750,000.

“Permitted Liens” means:

(a)  Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b)  Liens securing the Revolving Loan Debt, subject to the provisions of the Intercreditor Agreement;

(c)  Liens or claims for unpaid Taxes that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying Taxes are the subject of Permitted Protests,

(d)  judgment Liens arising solely as a result of the existence of judgments, orders, requirements to pay or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(e)  Liens set forth on Schedule P-2 to the Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(f)  the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(g)  Capital Leases and other Permitted Purchase Money Indebtedness described in paragraph (g) of the definition of Permitted Indebtedness so long as (i) such Lien qualifies as a Purchase Money Lien under the terms of this Agreement;

(h)  Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(i)  Liens on amounts deposited to secure a Borrower’s or any of its Subsidiaries’ obligations in connection with workers’ compensation or other unemployment insurance,

(j)  Liens on amounts deposited to secure a Borrower’s or any of its Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(k)  Liens on amounts deposited to secure a Borrower’s or any of its Subsidiaries’ reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(l)  with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

(m)  non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(n)  Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(o)  rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(p)  Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(q)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(r)  Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(s)  Liens assumed by Borrower or any of its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness,

(t)  Liens arising from precautionary PPSA financing statements or similar filings made in respect of operating leases entered into by any Loan Party,

(u)  Leases or subleases granted to others not interfering in any material respect with the business of Borrower and its Subsidiaries, taken as a whole,

(v)  security deposits to public utilities or to any municipalities or Governmental Authorities or other public authorities when required by the utilities, municipalities or Governmental Authorities or other public authorities in connection with the supply of services or utilities,

(w)  Liens arising out of any conditional sale, title retention, consignment or other similar arrangement for the sale of goods in the ordinary course of business entered into by Borrower or its Subsidiaries in the ordinary course of business to the extent such Liens secure only the unpaid purchase price for such goods and related expenses do not attach to any assets other than the goods subject to such arrangements and not otherwise prohibited by this Agreement so long as any Inventory or Accounts of Borrower subject to such Liens are reported as ineligible on the relevant Borrowing Base Certificate,

(x)  the Rolex Canada Liens and any Liens in favor of Rolex Canada Ltd. to the extent constituting valid and Purchase Money Liens in accordance with Applicable Law and subject to the Rolex Canada Subordination Agreement, to the extent applicable,

(y)  Liens securing the Quebec Subordinated Debt permitted pursuant to paragraph (d) of the definition of Permitted Indebtedness, provided that such Liens shall, at all times be, subordinate and junior in priority to the Liens securing the Obligations pursuant to the Quebec Subordination Agreement,

(z)  Liens securing the Permitted Indebtedness described in paragraph (i) of the definition thereof provided that such Liens shall, at all times, be subordinate and junior in priority to the Liens securing the Obligations;

(aa)  Liens on Permitted Factoring Facility Accounts securing a Permitted Factoring Facility; and

(bb)  Liens created by the Damiani Security in favour of Damiani securing the Damiani Subordinated Indebtedness; provided that (i) such Subordinated Indebtedness is subordinated in right and time of payment to the Obligations and such Liens shall, at all times, be subordinate and junior in priority to the Liens securing the Obligations, in each case pursuant to the terms of the Damiani Subordination Agreement or other terms and conditions satisfactory to the Agent and Required Lenders.

“Permitted Protest” means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures some or all of the Obligations), Taxes (other than payroll Taxes or remittances or Taxes that are the subject of a requirement to pay issued by a Canadian Governmental Authority), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrower’s or the applicable Subsidiary’s books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or the applicable Subsidiary, as applicable, in good faith, and (c) Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 30 days after, the acquisition of any personal property (other than Inventory) for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of the amount permitted under paragraph (g) of the definition of Permitted Indebtedness.

“Permitted Sale Leaseback Transactions” means Sale Leaseback Transactions that constitute Permitted Indebtedness pursuant to paragraph (g) of the definition of Permitted Indebtedness.

“Permitted Store Closings” means the closing of (i) four (4) retail locations, net of any locations opened, of the Loan Parties in the aggregate in any calendar year, and (ii) four (4) temporary retail locations, to the extent opened by the Loan Parties and closed within six (6) months of such opening, in the aggregate in any calendar year.

“Person” means natural persons, corporations, limited liability companies, unlimited liability corporations, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Platform” has the meaning specified therefor in Section 17.8(c) of the Agreement.

“PLCW Accounts” means Accounts due on the private label credit card programs and all Accounts due from corporate sales receivables and wholesale receivables, in each case, of Borrower, which (a) are from an Account Debtor acceptable to Agent in its Permitted Discretion and (b) are determined by Agent in its Permitted Discretion to be eligible for inclusion in Eligible Accounts in an amount reflecting Agent’s estimate of the net recovery on such Accounts on a forced liquidation basis, based upon the most recent appraisal of such Accounts undertaken at the request of Agent.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided, however, if attachment, perfection or priority of Agent’s Lien on any Collateral are governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Ontario, “PPSA” means those personal property security laws in such other jurisdiction in Canada (including the Civil Code of Quebec) for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Pricing Date” means, for any Fiscal Quarter of the Borrower ending on or after December 31, 2021, the first day of the next calendar month following the date that is five (5) Business Days after the date on which the Agent is in receipt of the Borrower’s most recently delivered Compliance Certificate delivered pursuant to Section 5.1 for such Fiscal Quarter.

“Projections” means Borrower’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions, together with projections of monthly Excess Availability for the relevant period.

“Pro Rata Share” means, as of any date of determination:

(a)  with respect to a Lender’s obligation to make all or a portion of the Term Loan, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Term Loan, and with respect to all other computations and other matters related to the Commitments or the Term Loan, the percentage obtained by dividing (i) the Term Loan Exposure of such Lender by (ii) the aggregate Term Loan Exposure of all Lenders,

(b)  with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.6 of the Agreement), the Canadian Dollar Equivalent of the percentage obtained by dividing (i) the sum of the Term Loan Exposure of such Lender by (ii) the sum of the aggregate Term Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if the term Loan has been repaid in full, and the Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Term Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Term Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

“Protective Advances” has the meaning specified therefor in Section 2.2(c) of the Agreement.

“Public Lender” has the meaning specified therefor in Section 17.8(c) of the Agreement.

“Purchase Money Lien” means a Lien taken or reserved in personal property to secure payment of related Permitted Purchase Money Indebtedness, provided that such Lien (i) secures an amount not exceeding the lesser of the purchase price of such personal property and the fair market value of such personal property at the time such Lien is taken or reserved, (ii) extends only to such personal property and its proceeds, and (iii) is granted prior to or within 30 days after the purchase of such personal property.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Quebec Security Documents” means, any hypothecs and all other security documents governed by the laws of the Province of Quebec, each in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party to the Agent to secure the Obligations, and each as amended, restated, supplemented or modified from time to time.

“Quebec Subordinated Debt” means collectively, (i) all Indebtedness owing to Investissement Québec under the Quebec Subordinated Debt Documents in the original aggregate maximum principal amounts of $10,000,000 and $4,300,000, respectively, which Indebtedness shall be subject to the Quebec Subordination Agreement, and (ii) all other Indebtedness owing to Investissement Québec under the Quebec Subordinated Debt Documents or otherwise, in each case, which Indebtedness shall be expressly subordinate to payment in full of the Obligations pursuant to the Quebec Subordination Agreement.

“Quebec Subordinated Debt Documents” means, collectively, (i) (A) that certain Offre de Prêt (Loan Offer) from Investissement Québec to Borrower dated June 11, 2020, in respect of a term loan in the original maximum principal amount of $10,000,000 as amended by a letter dated February 18, 2021 from Investissement Québec to Borrower and (B) that certain Offre de Prêt (Loan Offer) from Investissement Québec to Borrower dated February 23, 2021, in respect of a term loan in the original maximum principal amount of $4,300,000, and, in each case, all security and other accessory documents or instruments thereto at any time, and subject at all times to the Quebec Subordination Agreement, (ii) the Quebec Subordinated Security; and (iii) all other agreements, documents and instruments evidencing all or any portion of the Quebec Subordinated Debt, and subject at all times to the Quebec Subordination Agreement, in each case as the same may be modified, amended, supplemented or restated with the prior written consent of the Agent.

“Quebec Subordinated Security” means (a) the hypothecs dated on or about July 2, 2020 and June 18, 2021, respectively, granted by the Borrower in favour of Investissement Québec; and (b) any other present and future security, security interests, hypothecs, mortgages, prior claims, liens or charges affecting any of the Loan Parties’ assets, or any part thereof, now or hereafter held by or for the account of Investissement Québec as security for the Quebec Subordinated Debt created after the date hereof with the consent of the Agent, which security shall at all times be subordinated to the security granted by the Loan Parties under the Canadian Security Documents.

“Quebec Subordination Agreement” means the amended and restated subordination agreement dated as of August 31, 2021 between the Borrower, Investissement Québec, the Revolving Agent and the Agent, as the same may hereafter be amended, restated, supplemented or otherwise modified with the consent of Agent.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Borrower or one of its Subsidiaries and the improvements thereto.

“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to the Agreement and (b) any Real Property hereafter acquired by any Loan Party with a fair market value in excess of $500,000.

“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.2(b), to establish and maintain (including reserves for Taxes, rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)  such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)  such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c)  if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d)  the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Related Real Property Documents” means with respect to any Real Property subject to a Mortgage entered into by any Loan Party, the following, in form and substance reasonably satisfactory to the Agent and, in the case of a Mortgage entered into by any Loan Party after the date hereof, received by the Agent for review at least 15 days prior to the effective date of the Mortgage (or such shorter length of time acceptable to the Agent in its reasonable discretion): (a) a mortgagee title policy (or binder therefor) covering the Agent’s interest under the Mortgage, in a form and amount and by an insurer reasonably acceptable to the Agents, which must be fully paid on such effective date; (b) such assignments of leases, rents, estoppel letters, attornment agreements, consents, waivers and releases as any Agent may require with respect to other Persons having an interest in the Real Property; (c) if otherwise in the possession of a Loan Party, a current, as-built survey of the Real Property, containing a metes-and-bounds property description and if the Real Property is located in the United States, flood plain certification, and certified by a licensed surveyor reasonably acceptable to the Agents; (d) flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to the Agents, if the Real Property is within a flood plain; (e) a current appraisal of the Real Property, prepared by an appraiser reasonably acceptable to the Agents; (f) a Phase I (and to the extent appropriate, Phase II) environmental assessment report, prepared by an environmental consulting firm reasonably satisfactory to the Agents, and accompanied by such reports, certificates, studies or data as the Agents may reasonably require, which shall all be in form and substance reasonably satisfactory to the Agents; and (g) an Environmental Agreement and such other documents, instruments or agreements as the Agents may reasonably require with respect to any environmental risks regarding the Real Property. “Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto

“Replacement Lender” has the meaning specified therefor in Section 2.2(f) of the Agreement.

“Report” has the meaning specified therefor in Section 15.15 of the Agreement.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the Term Loan Exposure of all Lenders; provided, that the Term Loan Exposure of any

Defaulting Lender shall be disregarded in the determination of the Required Lenders; provided further that, at any time there are two (2) or more non-Affiliate Lenders, the Required Lenders shall be comprised of at least two (2) non-Affiliate Lenders.

“Reserves” means, as of any date of determination, those reserves (other than Receivable Reserves, Loan to Value Reserves, Bank Product Reserves (as defined in the Revolving Credit Agreement), Inventory Reserves and Canadian Priority Payable Reserves) that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves with respect to (a) sums that Borrower or any of its Subsidiaries are required to pay under any Section of the Agreement or any other Loan Document (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (b) currency fluctuations, (c) gift cards, gift certificates and customer deposits, and (d) amounts owing by Borrower or any of its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien, trust or deemed trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens, trusts or deemed trust in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other Taxes where given priority under applicable law) in and to such item of the Collateral) with respect to the Borrowing Base.

“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by Borrower or any Subsidiary thereof (including any payment in connection with any merger, amalgamation or consolidation involving Borrower or such Subsidiary) or to the direct or indirect holders of Equity Interests issued by Borrower in its capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Borrower) now or hereafter outstanding, except a dividend payable solely in shares of that class of Equity Interests to the holders of that class, or (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including any payment in connection with any merger, amalgamation or consolidation involving Borrower), directly or indirectly, any Equity Interests issued by Borrower now or hereafter outstanding, (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Borrower now or hereafter outstanding, (d) any payment or prepayment of Indebtedness by the Loan Parties or their Subsidiaries to the Loan Parties’ or any Subsidiary’s shareholders (or other equity holders) unless such shareholder is a Loan Party, (e) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Equity Interests of the Borrowers or such Subsidiary now or hereafter outstanding, (f) any payments on account of management, consulting or similar fees or any success fees (including, without limitation, the Management Debt).

“Restricted Payment Conditions” means (a) Excess Availability at all times during the 30 day period ending on the date of such Restricted Payment is greater than 40% of the Credit Cap (or, if the Fixed Charge Condition is satisfied, 25% of the Credit Cap), (b) after giving effect to a Restricted Payment, incurrence of Permitted Indebtedness described in paragraph (i) of the definition thereof or a Permitted Acquisition (each, a “Payment Event”), Excess Availability is greater than 40% of the Credit Cap (or, if the Fixed Charge Condition is satisfied, greater than

25% of the Credit Cap), (c) projected Excess Availability at all times during the 6-month period following the date of such Payment Event is greater than 40% of the Credit Cap (or, if the Fixed Charge Condition is satisfied, greater than 25% of the Credit Cap) (in each case after giving effect to such Payment Event and as set forth in Excess Availability projections delivered by Borrower to, and satisfactory to, Agent), (d) no Default or Event of Default then exists or would (after taking into consideration the payment to be made) result therefrom, and (e) not less than five (5) days prior to such payment, the Borrower shall have delivered to the Agent a certificate certifying, and providing appropriate calculations, as to the matters set forth in clauses (a) through (d) above.

“Restructuring and Integration Costs” means business optimization expenses and other restructuring and integration charges (including, without limitation, the costs associated with business optimization programs, including costs of consultants, relocation and recruiting expenses, back office closures, retention costs, severance costs and system establishment costs) in connection with any Permitted Acquisition after the closing date of such Permitted Acquisition through the first anniversary of the closing date of such Permitted Acquisition.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans (as such term is defined in the Revolving Credit Agreement)) and Protective Advances (as such term is defined in the Revolving Credit Agreement), plus (b) the amount of the Letter of Credit Usage.

“Revolving Agent” means the “Administrative Agent”, as defined in the Revolving Credit Agreement.

“Revolving Borrowing Capacity” means the “Excess Availability”, as defined in the Revolving Credit Agreement.

“Revolving Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 23, 2021, by and between, among others, Wells Fargo Capital Finance Corporation Canada, as administrative agent, the Revolving Lenders party thereto from time to time, as lenders, and the Borrower, as borrower, as same may be amended on the date hereof and as further amended from time to time hereafter to the extent permitted hereunder and in accordance with the Intercreditor Agreement.

“Revolving Lenders” means the agents and the lenders under the Revolving Credit Agreement and the other Revolving Loan Documents.

“Revolving Loans” means the credit extensions (including, without limitation, the “Loans” (as defined in the Revolving Credit Agreement) provided to the Borrower by the Revolving Lenders under the Revolving Loan Documents.

“Revolving Loan Debt” means all “Obligations” (as defined in the Revolving Credit Agreement) owing to the Revolving Secured Parties under the Revolving Loan Documents.

“Revolving Loan Documents” means the “Loan Documents” under and as defined in the Revolving Credit Agreement.

“Revolving Secured Parties” means the “Secured Parties”, as defined in the Revolving Credit Agreement.

“RM JV” means RMBG Retail Vancouver ULC, an unlimited liability company incorporated under the laws of British Columbia.

“RM JV Agreement” means that certain Shareholders Agreement, dated as of April 16, 2021, by and among JV Partner, JV Holdco and the RM JV, as the same may be modified, amended, supplemented or restated in accordance with Section 6.6(b)(i) or with the prior written consent of the Agent.

“Rolex Canada Collateral” means Collateral of Borrower consisting of Rolex, Tudor and Cellini watches, watchbands, parts and other accessories now or hereafter sold by Rolex Canada Ltd. to Borrower, and all other new Rolex, Tudor and Cellini watches, watch bands, parts and other accessories hereinafter held by Borrower and all cash proceeds of any of the foregoing, including insurance proceeds (but specifically excluding accounts receivable), together with all rights and property of every kind at any time in the possession or control of Rolex Canada Ltd., or any of its agents, or in transit to it, belonging to, for the account of, or subject to the order of such Borrower.

“Rolex Canada Documents” means collectively, (i) the Official Rolex Retailer Agreement dated as of June 6, 2017 between Rolex Canada Ltd. and Borrower, (ii) the Official Rolex Retailer Agreement dated as of June 6, 2017 between Rolex Canada Ltd. and Borrower (carrying on business as Brinkhaus), (iii) the Official Tudor Reseller Agreement dated as of June 6, 2017 between Rolex Canada Ltd. and Borrower, and (iv) the Rolex Canada Security Agreement.

“Rolex Canada Liens” means Liens on the Rolex Canada Collateral granted in favor of Rolex Canada Ltd. pursuant to the Rolex Canada Security Agreement provided that such Liens are subject to the Rolex Canada Subordination Agreement.

“Rolex Canada Security Agreement” means collectively, all security agreements, if any, entered into between the Canadian Borrower and Rolex Canada Ltd. pursuant to Section 3.04 of the Rolex Canada Document described in clause (i) of the definition thereof, which security agreements shall be on terms and conditions satisfactory to Agent and the Required Lenders.

“Rolex Canada Subordination Agreement” means the subordination provisions of the Rolex Canada Security Agreement, which shall be on terms and conditions satisfactory to Agent and the Required Lenders, and affirmed by Rolex Canada Ltd. pursuant to an acknowledgement letter in form and substance satisfactory to Agent and the Required Lenders, and addressed to the Agent from Rolex Canada Ltd. and acknowledged by Borrower.

“Sale Leaseback Transactions” means sales of any fixed or capital assets acquired after the Closing Date by any Loan Party or any Subsidiary: (w) that are made for cash consideration in an amount not less than the fair value of such fixed or capital assets and are consummated within 180 days after such Loan Party or such Subsidiary completes the capital expenditure project for the relevant store or corporate initiative which involved the acquisition or construction of such fixed or capital assets, (x) in respect of which such fixed or capital assets are not assets included in the computation of Borrowing Base, (y) in respect of which the proceeds shall be applied (i) until payment in full of the Revolving Loan Debt, to the Revolving Loan Debt as the case may be, and (ii) thereafter, if requested by the Agent, the Term Loan and (z) in respect of which such fixed or capital assets are immediately thereafter leased back to the applicable Loan Party or Subsidiary through a Capital Lease, provided that for certainty, the fixed or capital assets subject to such sales shall not include Inventory or Accounts and shall be limited to the furniture, fixtures and equipment (as such term is defined in the PPSA), including information technology equipment, of any Loan Party or any Subsidiary which are located at a retail location or the chief executive office of any Loan Party or any Subsidiary.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is itself a target of Sanctions.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any relevant Sanctions authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Country, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the Office of Foreign Assets Control (OFAC) of the U.S. Department of Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Secured Hedging Agreement” means any Hedge Agreement that is entered into by and between Borrower and any Hedge Provider that constitutes Permitted Indebtedness hereunder and is secured by the Revolving Agent’s Liens.

“Secured Hedging Obligations” means all Indebtedness and other obligations of Borrower arising under, or otherwise with respect to, any Secured Hedging Agreement.

“Securities Account” means a securities account (as that term is defined in the PPSA).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Officer” means the chairman of the board, president, chief executive officer, treasurer or chief financial officer, Senior Director, Finance or Director, Financial Planning and Reporting of a Borrower or, if the context requires, a Loan Party.

“Sixth Amendment Effective Date” means June 26, 2024.

“SLR Credit Solutions” means Crystal Financial LLC d/b/a SLR Credit Solutions.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable Insolvency Law or other laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Spot Rate” means, for a currency, the rate determined by Agent to be the rate quoted by the Revolving Agent as the spot rate for the purchase by the Revolving Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that Agent may obtain such spot rate from another financial institution designated by Agent if the Revolving Agent does not have as of the date of determination a spot buying rate for any such currency.

“STA” means an Act Respecting the Transfer of Securities and the Establishment of Security Entitlements (Quebec) or to the extent applicable, comparable legislation in other Canadian provinces.

“Subject Permitted Acquisition” has the meaning specified therefor in the definition of “Permitted Dispositions”.

“Subordinated Debt” means collectively, the Management Debt, the Quebec Subordinated Debt, the Montrovest Debt and any Additional Subordinated Debt.

“Subordination Agreements” means collectively, the Management Subordination Agreement, the Quebec Subordination Agreement, the Rolex Canada Subordination Agreements, the Montrovest Subordination Agreement and any other subordination agreement entered into by or among any Loan Party, any subordinated creditor and Agent, in form, scope and substance satisfactory to the Agent and the Required Lenders.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, unlimited liability corporation, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“Supermajority Lenders” means, at any time, Lenders having or holding more than 66 2/3% of the sum of the aggregate Canadian Dollar Equivalent of the Term Loan Exposure of all Lenders; provided, that the Term Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Lenders.

“Taxes” means any Taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Term CORRA” means, for any applicable month, with respect to any portion of the Term Loan, the rate per annum quoted as the 90-day “CORRA” published by the Term CORRA Administrator as of 10:00 a.m. Eastern (Toronto) time, two (2) Business Days prior to the Sixth Amendment Effective Date and each Interest Payment Date thereafter for any subsequent month. Each determination of Term CORRA shall be made by the Agent and shall be conclusive in the absence of manifest error.

“Term CORRA Adjustment” means a percentage equal to 0.32138% per annum.

“Term CORRA Administrator” means the Bank of Canada, CanDeal Benchmark Administration Services Inc. or, in the reasonable discretion of Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the Term CORRA benchmark, or any other commercially available service selected by Agent in its reasonable discretion.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Termination Date” means, the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Term Loan is accelerated in accordance with Article 9, and (iii) the date of the occurrence of an Event of Default pursuant to Sections 8.4 or 8.5.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the termination of the Commitments, the amount of such Lender’s Commitment, and (b) after the termination of the Commitments, the aggregate outstanding principal amount of the Term Loan of such Lender.

“Term Loan” has the meaning specified therefor in Section 2.1 of the Agreement.

“Total Outstandings” means the aggregate principal balance of the Term Loan owing to all Lenders.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“US Divestiture” means the sale of all of the shares of Mayor’s Jewelers, Inc., by Borrower pursuant to the US Divestiture Agreements.

“US Divestiture Agreements” means, collectively, the US Stock Purchase Agreement, the Transition Services Agreement (as defined in the US Stock Purchase Agreement) and the other agreements, instruments and documents relating thereto and evidencing the US Divestiture.

“US Dollars” or “US$” means United States dollars.

“US Stock Purchase Agreement” means that certain Stock Purchase Agreement entered into as of August 11, 2017 by and between Aurum Holdings Ltd. and Birks Group Inc. for the purchase of all shares of capital stock of Mayor’s Jewelers, Inc.

“Voidable Transfer” has the meaning specified therefor in Section 17.7 of the Agreement.